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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)


                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 30, 1998

                                 $275,265,596.91

                       Mortgage Pass-Through Certificates
                                  Series 1998-9


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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS
Section 1.01. Definitions......................................................

Section 1.02. Acts of Holders..................................................
Section 1.03. Effect of Headings and Table of Contents.........................
Section 1.04. Benefits of Agreement............................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans.....................................
Section 2.02. Acceptance by Trustee............................................
Section 2.03. Representations and Warranties of the Master Servicer and
                the Seller.....................................................
Section 2.04. Execution and Delivery of Certificates...........................
Section 2.05. Designation of Certificates; Designation of  Startup
                Day and Latest Possible Maturity Date..........................

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                         SERVICING OF THE MORTGAGE LOANS
Section 3.01. Certificate Account..............................................
Section 3.02. Permitted Withdrawals from the Certificate Account...............
Section 3.03. Advances by Master Servicer and Trustee..........................
Section 3.04. Trustee to Cooperate;  Release of Owner Mortgage Loan Files......
Section 3.05. Reports to the Trustee; Annual Compliance Statements.............
Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan.......
Section 3.07. Amendments to Servicing Agreements,  Modification of Standard
                Provisions.....................................................
Section 3.08. Oversight of Servicing...........................................
Section 3.09. Termination and Substitution of Servicing Agreements.............
Section 3.10 Application of Net Liquidation Proceeds...........................
Section 3.11 1934 Act Reports..................................................

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
             PAYMENTS TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS
Section 4.01.
                    Distributions..............................................
Section 4.02. Allocation of Realized Losses....................................
Section 4.03. Paying  Agent....................................................
Section 4.04. Statements to Certificateholders;  Report to the Trustee and the
                Seller.......................10
Section 4.05. Reports to Mortgagors and the Internal Revenue Service...........
Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and
                 Actions of Master Servicer......13

                                    ARTICLE V

                                THE CERTIFICATES
Section 5.01. The Certificates.................................................
Section 5.02. Registration of Certificates.....................................
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates................
Section 5.04. Persons Deemed Owners............................................
Section 5.05. Access to List of Certificateholders' Names and Addresses........
Section 5.06. Maintenance of Office or Agency..................................
Section 5.07. Definitive Certificates..........................................
Section 5.08. Notices to Clearing Agency.......................................

                               ARTICLE VI........

                       THE SELLER AND THE MASTER SERVICER
Section 6.01. Liability of the Seller and the Master Servicer..................
Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.....
Section 6.03. Limitation on Liability of the Seller, the Master Servicer and
                    Others.....................................................
Section 6.04. Resignation of the Master Servicer...............................
Section 6.05. Compensation to the Master Servicer..............................
Section 6.06. Assignment or Delegation of Duties by Master Servicer............
Section 6.07. Indemnification of Trustee and Seller by Master Servicer.........

                                   ARTICLE VII

                                     DEFAULT
Section 7.01. Events of Default................................................
Section 7.02. Other Remedies of Trustee........................................
Section 7.03. Directions by Certificateholders and  Duties of Trustee During
                 Event of Default..............................................
Section 7.04. Action upon Certain Failures of the  Master Servicer and upon
                    Event of Default...........................................
Section 7.05. Trustee to Act; Appointment of Successor.........................
Section 7.06. Notification to Certificateholders...............................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
Section 8.01. Duties of Trustee................................................
Section 8.02. Certain Matters Affecting the Trustee............................
Section 8.03. Trustee Not Required to Make Investigation.......................
Section 8.04. Trustee Not Liable for Certificates or Mortgage Loans............
Section 8.05. Trustee May Own Certificates.....................................
Section 8.06. The Master Servicer to Pay Fees and Expenses.....................
Section 8.07. Eligibility Requirements.........................................
Section 8.08. Resignation and Removal..........................................
Section 8.09. Successor........................................................
Section 8.10. Merger or Consolidation..........................................
Section 8.11. Authenticating Agent.............................................
Section 8.12. Separate Trustees and Co-Trustees................................
Section 8.13. Appointment of Custodians........................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions....................
Section 8.15. Monthly Advances.................................................

                               ARTICLE IX........

                                   TERMINATION
Section 9.01. Termination upon Purchase by the  Seller or Liquidation of All
                 Mortgage Loans.................1
Section 9.02. Additional Termination Requirements..............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
Section 10.01. Amendment.......................................................
Section 10.02. Recordation of Agreement........................................
Section 10.03. Limitation on Rights of Certificateholders......................
Section 10.04. Governing Law; Jurisdiction.....................................
Section 10.05. Notices.........................................................
Section 10.06. Severability of Provisions......................................
Section 10.07. Special Notices to Rating Agencies..............................
Section 10.08. Covenant of Seller..............................................
Section 10.09. Recharacterization..............................................

                               ARTICLE XI........

                             TERMS FOR CERTIFICATES
Section 11.01. Class A Fixed Pass-Through Rate.................................
Section 11.02. Cut-Off Date....................................................
Section 11.03. Cut-Off Date Aggregate Principal Balance........................
Section 11.04. Original Class A Percentage.....................................
Section 11.05. Original Principal Balances of the Classes of Class A
                Certificates...................................................
Section 11.06. Original Class A Non-PO Principal Balance.......................
Section 11.07. Original Subordinated Percentage................................
Section 11.08. Original Class B-1 Percentage...................................
Section 11.09. Original Class B-2 Percentage...................................
Section 11.10. Original Class B-3 Percentage...................................
Section 11.11. Original Class B-4 Percentage...................................
Section 11.12. Original Class B-5 Percentage...................................
Section 11.13. Original Class B-6 Percentage...................................
Section 11.14. Original Class B Principal Balance..............................
Section 11.15. Original Principal Balances of the Classes of Class B
                Certificates...................................................
Section 11.16. Original Class B-1 Fractional Interest..........................
Section 11.17. Original Class B-2 Fractional Interest..........................
Section 11.18. Original Class B-3 Fractional Interest..........................
Section 11.19. Original Class B-4 Fractional Interest..........................
Section 11.20. Original Class B-5 Fractional Interest..........................
Section 11.21. Closing Date....................................................
Section 11.22. Right to Purchase...............................................
Section 11.23. Wire Transfer Eligibility.......................................
Section 11.24. Single Certificate..............................................
Section 11.25. Servicing Fee Rate..............................................
Section 11.26. Master Servicing Fee  Rate......................................

                             EXHIBITS
EXHIBIT A-1         -         Form of Face of Class A-1 Certificate
EXHIBIT A-2         -         Form of Face of Class A-2 Certificate
EXHIBIT A-3         -         Form of Face of Class A-3 Certificate
EXHIBIT A-4         -         Form of Face of Class A-4 Certificate
EXHIBIT A-PO        -         Form of Face of Class A-PO Certificate
EXHIBIT A-R         -         Form of Face of Class A-R Certificate
EXHIBIT B-1         -         Form of Face of Class B-1 Certificate
EXHIBIT B-2         -         Form of Face of Class B-2 Certificate
EXHIBIT B-3         -         Form of Face of Class B-3 Certificate
EXHIBIT B-4         -         Form of Face of Class B-4 Certificate
EXHIBIT B-5         -         Form of Face of Class B-5 Certificate
EXHIBIT B-6         -         Form of Face of Class B-6 Certificate
EXHIBIT C           -         Form of Reverse of Series 1998-9
                              Certificates
EXHIBIT D           -         Reserved
EXHIBIT E           -         Custodial Agreement
EXHIBIT F-1                   Schedule of Mortgage Loans Serviced by
                              Norwest Mortgage
EXHIBIT F-2         -         Schedule of Mortgage Loans Serviced by
                              Other Servicers
EXHIBIT G           -         Request for Release
EXHIBIT H           -         Affidavit Pursuant to Section 860E(e)(4)
                              of the Internal Revenue Code of 1986, as
                              amended, and for Non-ERISA Investors
EXHIBIT I           -         Letter from Transferor of Residual
                              Certificates
EXHIBIT J           -         Transferee's Letter (Class [B-4] [B-5]
                              [B-6] Certificates)
EXHIBIT K           -         Transferee's Letter (Class [B-1] [B-2]
                              [B-3] Certificates)
EXHIBIT L           -         Servicing Agreements
EXHIBIT M           -         Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of March 30, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $119,273.83 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PO Certificates or Class A-R Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

     Class A Loss Denominator: As to any Determination Date, an amount equal to Class A Non-PO Principal Balance.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Unpaid Interest Shortfalls for each Class of Class A Certificates and (iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

           (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a).

     Class A Pass-Through Rate: As to the Class A-1, Class A-4 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-2 and Class A-3 Certificates, the Class A-2 Pass-Through Rate and Class A-3 Pass-Through Rate, respectively. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in March 2003, 100%. As to any Distribution Date subsequent to March 2003 to and including the Distribution Date in March 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2003 and March 2004 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2004 and March 2005,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2006 and March 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after April 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Shortfall Percentage: As to any Distribution Date and Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

     Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-2 Pass-Through Rate: With respect to the Distribution Date occurring in April 1998, 6.425% per annum. With respect to each succeeding
Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to the lesser of (i) 0.80% plus LIBOR and (ii) 9.00%.

     Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-3 Pass-Through Rate: With respect to the Distribution Date occurring in April 1998, 6.695% per annum. With respect to each succeeding Distribution Date, a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 21.320% determined by the Trustee on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 21.320% minus the product of 2.60 and LIBOR.

     Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-4 Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below: Class A-4 Prepayment Distribution Date Occurring In Shift Percentage



April 1998 through March 2003...................                0%
April 2003 through March 2004...................               30%
April 2004 through March 2005...................               40%
April 2005 through March 2006...................               60%
April 2006 through March 2007...................               80%
April  2007 and  thereafter.....................              100%

     Class A-4 Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-4 Certificates and (ii) the sum of (A) the product of (1) the Class A-4 Priority Percentage, (2) the Class A-4 Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Class A-4 Priority Percentage, (2) the Class A-4 Prepayment Shift Percentage and
(3) the Unscheduled Principal Amount.

     Class A-4 Priority Percentage: The Principal Balance of the Class A-4 Certificates divided by the Pool Balance (Non-PO Portion).

     Class A-4 Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                   Class A-4 Shift Percentage

April 1998 through March 2003...............                0%
April 2003 and thereafter...................              100%

     Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) all  Unscheduled  Principal  Receipts  that  were  received  by a
     Servicer  with  respect  to  such  Mortgage  Loan  during  the   Applicable
     Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
     2.02 or 2.03;

         (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate: As to any Distribution Date, 6.50% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii)  the Class  B-1  Prepayment  Percentage  of all  Unscheduled
   Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

    (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
   2.02 or 2.03; and

     (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Datein accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

         (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

           (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

           (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

         (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

         (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

         (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B)   in  the  case   where  the   Applicable   Unscheduled
                Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balance of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.50%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

         (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

        (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

         (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

         (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

        (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

       (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.50%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.50%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $5,505,311.94 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month Eurodollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

     LIBOR Based Interest Accrual Period: With respect to any Distribution Date, the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage
Loan:

        (i)    the Mortgage Loan identifying number;

       (ii)    the city, state and zip code of the Mortgaged
               Property;

      (iii)    the type of property;

       (iv)    the Mortgage Interest Rate;

        (v)    the Net Mortgage Interest Rate;

       (vi)    the Monthly Payment;

      (vii)    the original number of months to maturity;

     (viii)    the scheduled maturity date;

       (ix)    the Cut-Off Date Principal Balance;

        (x)    the Loan-to-Value Ratio at origination;

       (xi)    whether such Mortgage Loan is a Subsidy Loan;

      (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

     (xiii)    the Servicing Fee Rate;

      (xiv)    whether such Mortgage Loan is a T.O.P. Mortgage Loan;

       (xv)    the Master Servicing Fee;

      (xvi)    the Fixed Retained Yield Rate, if applicable; and

     (xvii)    for each  Exhibit  F-2  Mortgage  Loan,  the name of
                   the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.50%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(f).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates, as set forth in Section 11.06.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class of Class A Certificates. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

          Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

          Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.50% or greater.

          Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), and (ii) as a result of a Principal Adjustment, and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day preceding the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are S&P and DCR. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1+ in the case of S&P and D-1+ in the case of DCR and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's, or its successor in interest.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, The Huntington Mortgage Company, Citicorp Mortgage, Inc., National City Mortgage Company, GMAC Mortgage Corp. of PA and Great Financial Bank, as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (1) normal wear and tear;

          (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,995,067.50 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

                  Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     U.S. Person: As defined in Section 4.01(f).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiveror other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03. Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04. enefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) ) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02. Acceptance by Trustee.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

         (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

        (iii)  This Agreement,  assuming due authorization,  execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (iv) The Master Servicer is not in default with respect to any orderor decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v)  No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

         (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

        (ii)    Immediately   prior  to  the  transfer  and  assignment

     contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

       (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

        (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

         (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly [(except pursuant to any Subsidy Loan arrangement)] for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

        (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

       (vii)   The  Mortgaged   Property  is  free  and  clear  of  all
     mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

      (viii)   Except for  Mortgage  Loans  secured by Co-op Shares and
     Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

        (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

         (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

        (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

      (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

       (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

        (xv)   The  Mortgage   Loan  (except  (A)  any  Mortgage   Loan
     identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

       (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

      (xvii)   To the  best  of the  Seller's  knowledge,  there  is no
     default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

     (xviii)   No  Mortgage  Note or Mortgage is subject to any right of
     rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

       (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

        (xx)   Each  Mortgage   contains   customary  and   enforceable
     provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

       (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

      (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

     (xxiii)   The Mortgage  Loan is a "qualified  mortgage"  within the
     meaning of Section 860G(a)(3) of the Code;

      (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

       (xxv)   In the  event  that  the  Mortgagor  is an  inter  vivos
     "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

      (xxvi)   If  the   Mortgage   Loan  is  secured  by  a  long-term
     residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or
(ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04. Execution and Delivery of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05.                                                  Designation of
Certificates; Designation of
Startup Day and Latest Possible Maturity Date.

                  The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is April 25, 2028 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01. Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

           (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02. Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

         (i)   to reimburse the Master Servicer,  the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

        (ii)   to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of
     Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

       (iii)   to  reimburse   the  Master   Servicer  or  any  Servicer  from
     Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

        (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular
     Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

         (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

        (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

       (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

      (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

        (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

         (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

         (xi) to clear and terminate the Certificate Account pursuant to

     Section 9.01; and

        (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03. Advances by Master Servicer and Trustee.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04. Trustee to Cooperate;
Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05. Reports to the Trustee; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07.                            Amendments to Servicing
Agreements,
Modification of Standard Provisions.


     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08. Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09. Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10  Application of Net Liquidation Proceeds.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Section 3.11  1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01. Distributions.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

     second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

     fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

     twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on the Principal Balances thereof.

     (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) sequentially as follows:

     first, to the Class A-4 Certificates, up to the Class A-4 Priority Amount for such Distribution
         Date;

     second, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

     third, to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero;

     fourth, concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

     fifth, to the Class A-4 Certificates, without regard to the Class A-4 Priority Amount, until the Principal Balance thereof has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02. Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

     second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03. Paying Agent.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

         (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

        (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

Section 4.04. Statements to Certificateholders;
Report to the Trustee and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

         (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

        (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

           (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

         (vii) the Class A Principal  Balance,  the  Principal  Balance of each
     Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

        (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

           (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

         (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

        (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

         (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

         (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

       (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

         (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

         (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

        (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

       (xxiii) in the case of the Class A-2 and Class A-3 Certificates, the Class A-2 Pass-Through Rate and the Class A-3 Pass-Through Rate;

        (xxiv) the Class A-PO Deferred Amount, if any; and

         (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

Section 4.07. Determination of LIBOR.

     On each Rate Determination Date, the Trustee shall determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

     If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

     If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.625%.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Class A-2 and Class A-3 Certificates, in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the Class A-2 and Class A-3 Certificates for the related Distribution Date to Beneficial Owners or Holders of Class A-2 and Class A-3 Certificates who place a telephone call to the Trustee at (704) 590-6161 and make a request therefor.

ARTICLE V

THE CERTIFICATES

Section 5.01. The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

           (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

         (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial  Owners shall be exercised  only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

           (v) the  initial   Clearing   Agency  will  make  book-entry
     transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02. Registration of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (A) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (B) with respect to the Class B Certificates only, if such transferee is an insurance company, (I) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (II) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (III) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i),
(ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08. Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

     Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.     Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

           (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

           (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

         (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and
Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the
Master Servicer and upon Event of Default.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05. Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06. Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

        (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Certain Matters Affecting the Trustee.

              Except as otherwise provided in Section 8.01:

         (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

       (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

        (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03. Trustee Not Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee May Own Certificates.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent.

Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility Requirements.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

Section 8.08. Resignation and Removal.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09. Successor.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10. Merger or Consolidation.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11. Authenticating Agent.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12. Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

        (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

       (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

        (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13. Appointment of Custodians.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14. Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO and Class A-R Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates;
(viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

     In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15. Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01. Termination upon Purchase by the
Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02. Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

         (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in
     Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment.

     (a) This greement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

Section 10.02. Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of the Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

Section 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07. Special Notices to Rating Agencies.

     (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

         (i) any amendment to this Agreement pursuant to Section 10.01(a);

        (ii) any sale or transfer of the Class B Certificates pursuant to
     Section 5.02 to an affiliate of the Seller;

       (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

        (iv) any resignation of the Master Servicer pursuant to Section 6.04;

         (v) the occurrence of any of the Events of Default described in
     Section 7.01;

        (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

       (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

      (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

         (i) the appointment of a Custodian pursuant to Section 2.02;

        (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

       (iii) the appointment of a successor trustee pursuant to Section 8.09; or

        (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

                  (c) The Master Servicer shall deliver to each Rating Agency:

         (i) reports prepared pursuant to Section 3.05; and

        (ii) statements prepared pursuant to Section 4.04.

Section 10.08. Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09. Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.    Class A Fixed Pass-Through Rate.

                  The Class A Fixed Pass-Through Rate is 6.50% per annum.

Section 11.02.    Cut-Off Date.

                  The Cut-Off Date for the Certificates is March 1, 1998.

Section 11.03.    Cut-Off Date Aggregate Principal Balance.

                  The Cut-Off Date Aggregate Principal Balance is
                  $275,265,596.91.

Section 11.04.    Original Class A Percentage.

                  The Original Class A Percentage is 96.78907410%

Section 11.05.    Original Principal Balances of the Classes of Class A
                  Certificates.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                  Class                   Principal Balance
                    Class A-1                 $     219,200,000.00
                    Class A-2                 $      13,593,667.00
                    Class A-3                 $       5,228,333.00
                    Class A-4                 $      27,500,000.00
                    Class A-PO                $         934,942.89
                    Class A-R                 $             100.00

Section 11.06.    Original Class A Non-PO Principal Balance.

                  The Original Class A Non-PO Principal Balance is $265,522,100.00.

Section 11.07.    Original Subordinated Percentage.

                  The Original Subordinated Percentage is 3.21092590%.

Section 11.08.    Original Class B-1 Percentage.

                  The Original Class B-1 Percentage is 1.20402148%.

Section 11.09.    Original Class B-2 Percentage.

                  The Original Class B-2 Percentage is 1.15371722%.

Section 11.10.    Original Class B-3 Percentage.

                  The Original Class B-3 Percentage is 0.30109650%.

Section 11.11.    Original Class B-4 Percentage.

                  The Original Class B-4 Percentage is 0.30109650%.

Section 11.12.    Original Class B-5 Percentage.

                  The Original Class B-5 Percentage is 0.10024399%.

Section 11.13.    Original Class B-6 Percentage.

                  The Original Class B-6 Percentage is 0.15075020%.

Section 11.14.    Original Class B Principal Balance.

                  The Original Class B Principal Balance is $8,808,554.02.

Section 11.15.    Original Principal Balances of the Classes of Class B
                  Certificates.

                  As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                            Original
                    Class                   Principal Balance
                      Class B-1                 $       3,303,000.00
                      Class B-2                 $       3,165,000.00
                      Class B-3                 $         826,000.00
                      Class B-4                 $         826,000.00
                      Class B-5                 $         275,000.00
                      Class B-6                 $         413,554.02

Section 11.16.    Original Class B-1 Fractional Interest.

                  The Original Class B-1 Fractional Interest is 2.00690441.

Section 11.17.    Original Class B-2 Fractional Interest.

                  The Original Class B-2 Fractional Interest is 0.85318719%.

Section 11.18.    Original Class B-3 Fractional Interest.

                  The Original Class B-3 Fractional Interest is 0.55209069%.

Section 11.19.    Original Class B-4 Fractional Interest.

                  The Original Class B-4 Fractional Interest is 0.25099419%.

Section 11.20.    Original Class B-5 Fractional Interest.

                  The Original Class B-5 Fractional Interest is 0.15075020%.

Section 11.21.    Closing Date.

                  The Closing Date is March 30, 1998.

Section 11.22.    Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $27,526,559.69 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.23.    Wire Transfer Eligibility.

     With respect to the Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates (other than the Class B-5 and Class B-6 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R Certificate and the Class B-5 and Class B-6 Certificates are not eligible for wire transfer.

Section 11.24.    Single Certificate.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-3 and Class A-R Certificates) and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-3 Certificates represents a $1,000,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4 Certificates represents a $250,000 Denomination. A Single Certificate for each of the Class B-5 and Class B-6 Certificates represents a Denomination equal to its respective Original Principal Balance.

Section 11.25.    Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.26.    Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST ASSET SECURITIES CORPORATION
                                    as Seller

                                    By:
                                      Name:
                                      Title:

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                    as Master Servicer

                                    By:
                                      Name:
                                      Title:

                                    FIRST UNION NATIONAL BANK
                                      as Trustee

                                    By:
                                      Name:
                                      Title:

Attest:
By:
Name:
Title:

STATE OF NEW YORK   )
                      ss.:
COUNTY OF NEW YORK  )

     On this 30th day of March, 1998, before me, a notary public in and for the State of New York, personally Patrick Greene, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK   )
                      ss.:
COUNTY OF NEW YORK  )

     On this 30th day of March, 1998, before me, a notary public in and for the State of New York, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                          ss.:
COUNTY OF                )

     On this 30th day of March, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                          ss.:
COUNTY OF               )

     On this 30th day of March, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]




                                   SCHEDULE I

 Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1998-9
                 Applicable Unscheduled Principal Receipt Period

                                              Full Unscheduled           Partial Unscheduled
     Servicer                                Principal Receipts          Principal Receipts
     Norwest Mortgage, Inc.                       Mid Month                   Mid Month
     Citicorp Mortgage, Inc.                     Prior Month                 Prior Month
     Great Financial Bank                         Mid Month                  Prior Month
     GMAC Mortgage Corp. of PA                    Mid Month                  Prior Month
     The Huntington Mortgage Company             Prior Month                 Prior Month
     National City Mortgage Company              Prior Month                 Prior Month


                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-9 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   March 1, 1998

CUSIP No.:                              First Distribution Date:  April 27, 1998


Percentage Interest evidenced           Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                      Trustee

                                     By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVEOF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-9 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   March 1, 1998

CUSIP No.:                          First Distribution Date:  April 27, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 6.425% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to the lesser of (i) 0.80% plus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, and (ii) 9.00%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                      Trustee

                                     By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
  THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-9 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 6.695% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to (i) 21.320% minus (ii) the product of 2.60 and LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, subject to a minimum rate of 0.00% and a maximum rate of 21.320%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 80.90549%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 19.18750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.38%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.06151855%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                      A-8-4


                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE
 TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANYPERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-9 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, at an issue price of 66.40625% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 33.59375000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.17%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.42282083%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee


                                     By____________________________
                                        Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                      B-1-5
                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS B-1

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
        one- to four-family residential mortgageloans, which may include loans secured by shares issued by cooperative housing
                             corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 97.71111%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.37916667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.85%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01286325%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS B-2

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
                   loans, which may include loans secured by
                      shares issued by cooperative housing
                             corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 97.05486%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.03541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.94%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01629260%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   March 1, 1998

CUSIP No.:                           First Distribution Date:  April 27, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a low numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 96.07049%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.01978667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.09%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02138449%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS B-4

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
                   loans, which may include loans secured by
                      shares issued by cooperative housing
                             corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   March 1, 1998

CUSIP No.:                           First Distribution Date:  April 27, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 89.33611%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.75416667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.16%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05449447%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage
                    loans, which may include loans secured b
                      shares issued by cooperative housing
                             corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 75.47674%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 24.61353667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.76%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11222549%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-9, CLASS B-6

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
                   loans, which may include loans secured by
                      shares issued by cooperative housing
                             corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of Class B-6
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 38.52361%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated March 23, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 61.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 23.40%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.17365116%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT C

                 [Form of Reverse of Series 1998-9 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-9

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto



              (Please print or typewrite name and address including
                          postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                                    ---------------------------------------
                                    Signature by or on behalf of assignor

                                    ---------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to________________________________________________
________________ for the account of __________________________________________
account number _____________, or, if mailed by check, to _____________________
_________________________________. Applicable statements should be mailed to
__________________________________________________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                         W I T N E S S E T H   T H A T

     WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of March 30, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-9 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK

230 South Tryon Street                By:
Charlotte, North Carolina,
                    28288             Name:
                                      Title:



Address:                              NORWEST ASSET SECURITIES
                                      CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703            By:
                                      Name:
                                      Title:



Address:                              NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703            By:
                                      Name:
                                      Title:


Address:                              [CUSTODIAN]

                                      By:
                                      Name:
                                      Title:

STATE OF          )
                  :  ss.:
COUNTY OF         )

                  On this  ____  day of  _________,  19__,  before  me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of
Norwest Asset Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                  Notary Public



[NOTARIAL SEAL]

STATE OF         )
                 :  ss.:
COUNTY OF        )

                  On this  ____  day of  _________,  19__,  before  me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of
Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                  Notary Public



[NOTARIAL SEAL]

STATE OF          )
                  :  ss.:
COUNTY OF         )

                  On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                  Notary Public




[NOTARIAL SEAL]

STATE OF         )
                 :  ss.:
COUNTY OF        )

                  On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                  Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage]



NMI / 1998-09  Exhibit F-1
20 & 30 YEAR FIXED RATE RELOCATION LOANS




                                                                            NET
MORTGAGE                                                     MORTGAGE     MORTGAGE    CURRENT    ORIGINAL    SCHEDULED
LOAN                                     ZIP     PROPERTY    INTEREST     INTEREST    MONTHLY     TERM TO    MATURITY
NUMBER  CITY                   STATE     CODE      TYPE        RATE         RATE      PAYMENT    MATURITY      DATE

NO DES MOINES SERVICED LOANS










                              CUT-OFF
                               DATE                          MORTGAGE                  T.O.P.     MASTER       FIXED
                             PRINCIPAL                      INSURANCE     SERVICE     MORTGAGE    SERVICE    RETAINED
                              BALANCE    LTV     SUBSIDY       CODE         FEE         LOAN        FEE        YIELD

                                  EXHIBIT F-2

            [Schedule of Mortgage Loans Services by Other Servicers]

NASCOR
NMI / 1998-09  Exhibit F-2
20 & 30 YEAR FIXED RATE RELOCATION  LOANS

                                                                              NET
MORTGAGE                                                       MORTGAGE    MORTGAGE      CURRENT      ORIGINAL    SCHEDULED
LOAN                                         ZIP    PROPERTY   INTEREST    INTEREST      MONTHLY      TERM TO      MATURITY
NUMBER              CITY          STATE     CODE      TYPE       RATE        RATE        PAYMENT      MATURITY       DATE
3580446      GAHANNA               OH       43230      SFD       8.250       6.500       $679.53        360        1-Jun-25
4554967      MILL VALLEY           CA       94941      SFD       6.500       6.234      $2,073.19       360        1-Mar-28
4566307      PASADENA              CA       91106      SFD       7.625       6.500      $5,803.91       360        1-Mar-27
4573596      LUFKIN                TX       75901      SFD       6.500       6.234      $1,516.97       360        1-Mar-28
4573995      SAN JOSE              CA       95013      SFD       7.625       6.500      $2,244.77       360        1-Dec-27
4574773      DES PERES             MO       63131      SFD       6.875       6.500      $2,299.26       360        1-Mar-28
4577074      CAMARILLO             CA       93012      SFD       8.250       6.500      $1,891.32       360        1-Apr-27
4578023      DOYLESTOWN            PA       18901      SFD       6.750       6.484      $2,042.34       240        1-Feb-18
4579479      DALLAS                TX       75219      SFD       7.000       6.500      $1,900.11       360        1-Mar-28
4586815      LIBERTYVILLE          IL       60048      SFD       6.875       6.500      $1,526.71       360        1-Jan-28
4587950      PLANO                 TX       75023      SFD       7.875       6.500      $1,798.18       360        1-May-27
4596117      COLLEYVILLE           TX       76034      SFD       8.000       6.500      $1,979.70       360        1-Jun-27
4597540      THE WOODLANDS         TX       77381      SFD       6.875       6.500      $1,970.79       360        1-Mar-28
4603172      THE WOODLANDS         TX       77381      SFD       7.875       6.500      $1,748.15       360        1-Oct-27
4606313      STRONGSVILLE          OH       44136      SFD       7.625       6.500      $2,123.39       360        1-Jan-28
4611209      DALLAS                TX       75240      SFD       7.500       6.500      $2,676.60       360        1-Aug-27
4611400      BIXBY                 OK       74008      SFD       6.875       6.500      $2,601.11       360        1-Mar-28
4613406      CARY                  NC       27513      SFD       6.750       6.484      $2,630.72       360        1-Feb-28
4614294      DOYLESTOWN            PA       18901      SFD       7.000       6.500      $1,995.91       360        1-Jan-28
4614412      TUSTIN                CA       92782      SFD       7.125       6.500      $2,627.51       360        1-Aug-27
4614859      BETHLEHEM             NJ       08827      SFD       7.375       6.500      $2,138.34       360        1-Feb-28
4615909      ASHBURN               VA       22011      SFD       6.500       6.234      $1,735.35       360        1-Jan-28
4616279      BRIDGEWATER           NJ       08807      SFD       7.375       6.500      $1,638.29       360        1-Feb-28
4616565      SAN JOSE              CA       95138      SFD       6.875       6.500      $3,642.35       360        1-Dec-27
4616867      PEACHTREE CITY        GA       30269      SFD       7.000       6.500      $1,829.59       360        1-Feb-28
4617017      TEMPE                 AZ       85284      SFD       7.125       6.500      $3,233.85       360        1-Sep-27
4618744      JACKSON               NJ       08527      SFD       7.500       6.500      $1,597.71       360        1-Feb-28
4618847      FRAMINGHAM            MA       01701      SFD       7.750       6.500      $2,025.30       360        1-Jan-28
4619482      SKILLMAN              NJ       08558      SFD       7.000       6.500      $1,663.26       360        1-Feb-28
4620502      DENVER                CO       80020      SFD       7.000       6.500      $1,534.19       360        1-Dec-27
4621813      HACKETTSTOWN          NJ       07840      SFD       7.125       6.500      $1,583.24       360        1-Jan-28
4622041      CORNING               NY       14830      SFD       7.000       6.500      $1,716.49       360        1-Dec-27
4623117      MALVERN               PA       19355      SFD       6.750       6.484      $3,078.25       360        1-Jan-28
4625142      WINDERMERE            FL       34786      SFD       7.500       6.500      $2,451.10       360        1-Aug-27
4625748      WILMINGTON            DE       19807      SFD       7.125       6.500      $4,379.18       360        1-Feb-28
4625775      CLAYTON               CA       94517      SFD       7.000       6.500      $1,824.93       360        1-Feb-28
4625883      LAKE JACKSON          TX       77566      SFD       6.875       6.500      $1,970.79       360        1-Jan-28
4626034      SAN DIEGO             CA       92073      SFD       7.250       6.500      $1,564.92       360        1-Jan-28
4626077      AMBLER                PA       19002      SFD       7.250       6.500      $1,670.65       360        1-Jan-28
4626559      MEDFORD               MA       02155      SFD       7.250       6.500      $1,814.25       360        1-Feb-28
4627214      WYCKOFF TOWNSHIP      NJ       07481      SFD       7.500       6.500      $1,874.77       360        1-Jan-28
4627344      GREENVILLE            NC       27858      SFD       6.750       6.484      $2,043.09       360        1-Jan-28
4629039      CRYSTAL LAKE          IL       60012      SFD       6.750       6.484      $2,561.97       360        1-Feb-28
4629178      RICHTON PARK          IL       60471      SFD       8.000       6.500      $1,868.17       360        1-Jan-28
4630454      PORTLAND              OR       97266      SFD       6.875       6.500      $1,495.83       360        1-Jan-28
4630586      DENVILLE              NJ       07834      SFD       6.875       6.500      $2,680.93       360        1-Feb-28
4630921      KELLER                TX       76248      SFD       6.750       6.484      $1,487.89       360        1-Oct-27
4631064      SAN RAMON             CA       94583      SFD       6.875       6.500      $1,877.51       360        1-Mar-28
4631441      SLIDELL               LA       70458      SFD       7.500       6.500      $1,593.51       360        1-Nov-27
4631507      RALEIGH               NC       27613      SFD       7.000       6.500      $1,530.20       360        1-Jan-28
4632613      CONGERS               NY       10920      SFD       7.250       6.500      $1,562.19       360        1-Feb-28
4632833      DURHAM                CA       95938      SFD       7.125       6.500      $1,563.03       360        1-Jan-28
4633235      BROOKFIELD            CT       06804      SFD       7.000       6.500      $2,478.59       360        1-Mar-28
4634078      WEST MENLO PARK       CA       94025      SFD       7.125       6.500      $4,744.67       360        1-Feb-28
4634294      SAN FRANCISCO         CA       94114      SFD       7.000       6.500      $3,251.01       360        1-Jan-28
4634676      HILTON HEAD ISLAND    SC       29926      SFD       7.500       6.500      $1,604.70       360        1-Nov-27
4634854      NAPERVILLE            IL       60564      SFD       6.875       6.500      $2,003.64       360        1-Feb-28
4635036      TAMPA                 FL       33629      SFD       7.000       6.500      $2,780.97       360        1-Oct-27
4635665      RANDOLPH              NJ       07970      SFD       7.250       6.500      $2,728.71       360        1-Feb-28
4636246      PENNINGTON            NJ       08534      SFD       7.375       6.500      $1,623.09       360        1-Oct-27
4637216      WASHINGTON CROSSING   PA       18977      LCO       7.000       6.500      $1,600.72       360        1-Feb-28
4637338      RINGOES               NJ       08551      SFD       7.375       6.500      $2,293.74       360        1-Nov-27
4638113      PLEASANTON            CA       94588      SFD       7.375       6.500      $1,984.66       360        1-Jan-28
4638267      MARIETTA              GA       30067      SFD       6.625       6.359      $2,125.84       360        1-Nov-27
4638557      COTO DE CAZA          CA       92679      PUD       7.875       6.500      $2,707.41       360        1-Jan-28
4639218      COTO DE CAZA          CA       92679      PUD       6.625       6.359      $1,587.98       360        1-Mar-28
4639541      RIDGEWOOD             NJ       07450      SFD       6.875       6.500      $1,921.52       360        1-Jan-28
4639849      EAGLE                 ID       83616      SFD       7.125       6.500      $1,771.88       360        1-Dec-27
4639986      BELL CANYON           CA       91307      SFD       7.125       6.500      $2,592.14       360        1-Feb-28
4640014      SALEM                 OH       44460      SFD       7.625       6.500      $1,865.75       360        1-Nov-27
4641323      BOULDER               CO       80301      SFD       7.250       6.500      $1,917.26       360        1-Feb-28
4641339      EAST WINDSOR          NJ       08520      SFD       7.000       6.500      $1,580.10       360        1-Jan-28
4641883      CARLISLE              MA       01741      SFD       7.250       6.500      $2,046.53       360        1-Nov-27
4642491      LOS GATOS             CA       95032      SFD       7.250       6.500      $4,202.21       360        1-Feb-28
4642509      HARRISBURG            NC       28075      SFD       7.375       6.500      $2,044.40       360        1-Jan-28
4643659      BASKING RIDGE         NJ       07920      LCO       7.375       6.500      $1,702.86       360        1-Feb-28
4643961      HUDSON                OH       44236      SFD       7.125       6.500      $2,506.24       360        1-Jan-28
4644085      SAUGUS                CA       91350      SFD       7.875       6.500      $1,680.72       360        1-Jan-28
4644206      MOORPARK              CA       93021      SFD       7.250       6.500      $2,251.19       360        1-Dec-27
4644588      RENTON                WA       98058      SFD       7.000       6.500      $1,596.07       360        1-Jan-28
4644853      GREENVILLE            DE       19807      SFD       7.000       6.500      $1,995.91       360        1-Jan-28
4645011      RIDGEFIELD            CT       06877      SFD       6.750       6.484      $2,497.43       360        1-Nov-27
4645500      BRIDGEWATER           CT       06752      SFD       7.375       6.500      $4,144.06       360        1-Dec-27
4645622      CORONA                CA       91719      SFD       7.750       6.500      $1,886.32       360        1-Jan-28
4645672      MOUNT KISCO           NY       10549      SFD       7.125       6.500      $1,612.89       360        1-Dec-27
4645769      BLOOMSBURY            NJ       08804      SFD       7.000       6.500      $1,743.10       360        1-Nov-27
4646041      SAN JOSE              CA       95135      SFD       7.375       6.500      $1,987.08       360        1-Dec-27
4646332      CAVE CREEK            AZ       85331      SFD       7.375       6.500      $1,643.81       360        1-Dec-27
4646504      BOONVILLE             IN       47630      SFD       7.625       6.500      $2,916.11       360        1-Nov-27
4646747      SAN JOSE              CA       95125      SFD       7.750       6.500      $2,301.12       360        1-Nov-27
4646750      GLENWOOD LANDING      NY       11547      SFD       7.875       6.500      $2,414.49       360        1-Jan-28
4646901      CONCORD               CA       94521      SFD       7.000       6.500      $2,600.67       360        1-Feb-28
4647242      KINGWOOD              TX       77345      SFD       7.625       6.500      $1,811.96       360        1-Nov-27
4647373      AVON                  CT       06001      SFD       6.875       6.500      $2,575.17       360        1-Feb-28
4647397      EASTON                CT       06612      SFD       7.250       6.500      $1,841.88       360        1-Nov-27
4647679      GREENWICH             CT       06830      SFD       6.875       6.500      $6,069.70       360        1-Jan-28
4647750      BELLE MEAD            NJ       08502      SFD       7.625       6.500      $2,916.12       360        1-Dec-27
4647787      SOMERVILLE            NJ       08876      SFD       7.000       6.500      $1,541.84       360        1-Feb-28
4647934      GAITHERSBURG          MD       20879      SFD       6.750       6.484      $1,974.01       360        1-Dec-27
4648102      SAN RAMON             CA       94583      SFD       7.125       6.500      $2,405.18       360        1-Jan-28
4648577      SKILLMAN              NJ       08558      SFD       7.875       6.500      $2,308.63       360        1-Jan-28
4648823      CHARLOTTE             NC       28277      SFD       7.125       6.500      $2,358.02       360        1-Feb-28
4649048      SCITUATE              MA       02066      SFD       7.125       6.500      $2,340.50       360        1-Feb-28
4649082      SAN JOSE              CA       95119      SFD       8.375       6.500      $1,992.91       360        1-Nov-27
4649639      FLOWER MOUND          TX       75028      SFD       7.000       6.500      $2,330.23       360        1-Nov-27
4650101      DOWNINGTOWN           PA       19335      SFD       6.875       6.500      $1,602.58       360        1-Dec-27
4650350      SOUTHLAKE             TX       76092      SFD       7.625       6.500      $1,819.39       360        1-Dec-27
4650386      MILFORD               MA       01757      SFD       7.000       6.500      $1,572.11       360        1-Jan-28
4650558      ACTON                 MA       01720      SFD       6.875       6.500      $2,200.72       360        1-Dec-27
4650781      CHESTERFIELD          MO       63017      SFD       7.500       6.500      $1,748.04       360        1-Dec-27
4650813      GLENDALE              CA       91214      SFD       7.125       6.500      $1,781.99       360        1-Jan-28
4651482      CASTRO VALLEY         CA       94552      PUD       7.125       6.500      $2,317.60       360        1-Nov-27
4651518      BOULDER               CO       80301      SFD       6.875       6.500      $2,161.63       360        1-Mar-28
4651522      COLUMBIA              MD       21044      SFD       7.125       6.500      $1,792.10       360        1-Feb-28
4651594      SAN JOSE              CA       95138      SFD       7.000       6.500      $1,973.19       360        1-Nov-27
4651706      POTOMAC               MD       20854      SFD       6.500       6.234      $3,198.90       360        1-Feb-28
4651752      MADISON               CT       06443      SFD       6.750       6.484      $1,900.72       360        1-Feb-28
4652302      LAS VEGAS             NV       89134      SFD       7.625       6.500      $1,698.71       360        1-Dec-27
4652420      CHESTERFIELD          MO       63005      SFD       6.625       6.359      $2,469.68       360        1-Mar-28
4652429      EDINA                 MN       55436      SFD       7.625       6.500      $1,866.46       360        1-Jan-28
4652860      TEWKSBURY             NJ       07830      SFD       7.000       6.500      $2,864.13       360        1-Dec-27
4652995      LITTLETON             CO       80127      PUD       7.250       6.500      $1,718.41       360        1-Nov-27
4653404      SAN RAMON             CA       94583      SFD       7.500       6.500      $1,856.42       360        1-Nov-27
4653439      LAFAYETTE             CO       80026      SFD       7.000       6.500      $1,955.99       360        1-Jan-28
4653446      CHESTER               NJ       07930      SFD       7.625       6.500      $2,140.90       240        1-Jan-18
4653515      DARIEN                CT       06820      SFD       7.000       6.500      $9,979.54       360        1-Jan-28
4653532      CAMPBELL              CA       95008      SFD       6.875       6.500      $1,734.30       360        1-Jan-28
4653561      ALAMO                 CA       94507      SFD       6.750       6.484      $5,513.09       360        1-Dec-27
4653636      FRANKLIN              TN       37064      SFD       6.875       6.500      $1,736.92       360        1-Mar-28
4653688      ISSAQUAH              WA       98029      SFD       6.875       6.500      $1,885.39       360        1-Nov-27
4653704      THOUSAND OAKS         CA       91360      PUD       6.875       6.500      $2,958.81       360        1-Nov-27
4653754      AUSTIN                TX       *****      SFD       7.125       6.500      $1,354.85       360        1-Nov-27
4653994      OLD BRIDGE            NJ       07747      SFD       7.500       6.500      $1,736.85       360        1-Jan-28
4654045      PLANO                 TX       75025      SFD       7.375       6.500      $1,802.67       360        1-Nov-27
4654184      SAN JOSE              CA       95120      SFD       6.750       6.484      $2,387.49       360        1-Feb-28
4654358      TERRACE PARK          OH       45174      SFD       7.000       6.500      $2,549.44       360        1-Feb-28
4654757      LOS GATOS             CA       95030      SFD       7.500       6.500      $2,808.05       360        1-Dec-27
4654848      ELMIRA                NY       14903      SFD       6.875       6.500      $1,550.36       360        1-Dec-27
4654917      CUMMING               GA       30040      SFD       8.000       6.500      $1,805.43       360        1-Feb-28
4655174      NEWTOWN               PA       18940      SFD       7.000       6.500      $2,018.20       360        1-Mar-28
4655177      SAN CARLOS            CA       94070      SFD       7.000       6.500      $3,608.61       360        1-Dec-27
4655200      CALABASAS             CA       91302      SFD       7.750       6.500      $2,579.09       360        1-Nov-27
4655309      SOUTHLAKE             TX       76092      SFD       6.875       6.500      $1,494.52       360        1-Dec-27
4655396      SUMMIT                NJ       07901      SFD       7.750       6.500      $2,176.11       360        1-Jan-28
4655412      MIDLAND               TX       79707      SFD       7.375       6.500      $1,643.81       360        1-Jan-28
4655649      BERNARDSVILLE         NJ       07924      SFD       7.125       6.500      $2,032.95       360        1-Feb-28
4655853      HILLSBOROUGH          CA       94010      SFD       7.000       6.500      $2,661.21       360        1-Dec-27
4655991      VERONA TOWNSHIP       NJ       07044      SFD       7.125       6.500      $1,596.72       360        1-Dec-27
4656041      PLANO                 TX       75025      SFD       7.250       6.500      $1,585.04       360        1-Nov-27
4656217      CHESTER SPRINGS       PA       19425      SFD       7.000       6.500      $1,873.50       360        1-Dec-27
4656584      NEW CANAAN            CT       06840      SFD       7.250       6.500      $4,065.78       360        1-Feb-28
4656841      IJAMSVILLE            MD       21754      SFD       6.875       6.500      $1,895.24       360        1-Nov-27
4656863      ORLANDO               FL       32835      SFD       6.875       6.500      $2,102.18       360        1-Nov-27
4657267      DANVILLE              CA       94506      PUD       7.250       6.500      $2,483.13       360        1-Dec-27
4657296      REDONDO BEACH         CA       90277      LCO       7.375       6.500      $1,878.64       360        1-Dec-27
4657324      TRABUCO CANYON        CA       92679      SFD       7.000       6.500      $1,548.50       360        1-Jan-28
4657462      MOHNTON               PA       19540      SFD       7.625       6.500      $1,795.32       360        1-Jan-28
4657621      NORWALK               CT       06855      PUD       6.750       6.484      $2,396.25       360        1-Feb-28
4657834      NOVATO                CA       94947      SFD       6.625       6.359      $1,884.12       360        1-Feb-28
4658051      ISSAQUAH              WA       98029      SFD       6.875       6.500      $1,701.45       360        1-Jan-28
4658160      CAVE CREEK            AZ       85331      SFD       7.000       6.500      $1,586.75       360        1-Feb-28
4658242      SAN RAMON             CA       94583      SFD       7.625       6.500      $1,719.24       360        1-Feb-28
4658282      MALVERN               PA       19355      SFD       6.875       6.500      $2,354.44       360        1-Feb-28
4658308      NEWTOWN               CT       06470      SFD       6.875       6.500      $1,651.52       360        1-Dec-27
4658362      HUNTINGTON BEACH      CA       92648      SFD       6.125       5.859      $2,278.54       360        1-Jan-28
4658462      HIGH BRIDGE           NJ       08829      SFD       7.000       6.500      $2,015.78       240        1-Feb-18
4658550      NEW ALBANY            OH       43054      SFD       6.875       6.500      $2,233.56       360        1-Feb-28
4658648      MISSION VIEJO         CA       92692      PUD       7.375       6.500      $1,976.72       360        1-Dec-27
4658663      JAMESTOWN             NC       27282      SFD       7.250       6.500      $1,637.23       360        1-Jan-28
4659114      ISSAQUAH              WA       98027      SFD       7.000       6.500      $1,729.79       360        1-Nov-27
4659277      ISSAQUAH              WA       98027      SFD       7.000       6.500      $2,105.69       360        1-Nov-27
4659398      PLANO                 TX       75093      SFD       6.875       6.500      $1,905.10       360        1-Jan-28
4659507      HAWTHORN WOODS        IL       60047      SFD       7.250       6.500      $2,319.40       360        1-Jan-28
4659733      CHESTERFIELD          MO       63005      SFD       7.000       6.500      $2,049.14       360        1-Dec-27
4659774      PONTE VEDRA BEACH     FL       32082      SFD       7.375       6.500      $1,588.56       360        1-Nov-27
4659927      THOUSAND OAKS         CA       91320      SFD       7.250       6.500      $1,610.62       360        1-Dec-27
4659964      NAPERVILLE            IL       60564      SFD       6.875       6.500      $1,537.22       360        1-Jan-28
4660061      ALAMO                 CA       94507      SFD       6.750       6.484      $2,983.56       360        1-Feb-28
4660086      PLANO                 TX       75023      SFD       7.375       6.500      $1,712.88       360        1-Dec-27
4660136      AKRON                 OH       44333      SFD       7.750       6.500      $1,871.63       360        1-Dec-27
4660175      THOUSAND OAKS         CA       91362      SFD       6.875       6.500      $1,802.62       360        1-Nov-27
4660324      RESTON                VA       22091      SFD       7.625       6.500      $1,882.74       360        1-Dec-27
4660359      SAINT LOUIS           MO       63117      SFD       6.875       6.500      $2,627.06       360        1-Jan-28
4660452      MOUNTAIN VIEW         CA       94043      LCO       7.750       6.500      $1,927.87       360        1-Nov-27
4660602      RALEIGH               NC       27615      SFD       8.250       6.500      $2,198.21       360        1-Dec-27
4660801      SCOTTSDALE            AZ       85259      SFD       7.500       6.500      $1,842.44       360        1-Jan-28
4660806      SAN JOSE              CA       95124      SFD       6.750       6.484      $1,589.07       360        1-Nov-27
4660849      AUSTIN                TX       78746      SFD       7.500       6.500      $1,919.35       360        1-Dec-27
4660933      SAN FRANCISCO         CA       94107      LCO       6.875       6.500      $1,722.47       360        1-Jan-28
4661110      DANVILLE              CA       94506      SFD       7.250       6.500      $3,199.41       360        1-Feb-28
4661112      SANTA CLARA           CA       95051      SFD       7.250       6.500      $2,592.27       360        1-Dec-27
4661154      FAIRFAX               VA       22033      SFD       7.375       6.500      $2,418.06       360        1-Jan-28
4661262      BETHLEHEM             PA       18017      SFD       7.250       6.500      $2,046.53       360        1-Jan-28
4661314      DOYLESTOWN            PA       18901      SFD       6.750       6.484      $1,608.53       360        1-Feb-28
4661373      OAKLAND               CA       94611      SFD       6.875       6.500      $2,664.51       360        1-Jan-28
4661534      WEXFORD               PA       15090      SFD       6.875       6.500      $2,785.38       360        1-Feb-28
4661592      MOUNT ARLINGTON       NJ       07856      SFD       6.750       6.484      $1,686.36       360        1-Feb-28
4661684      VIRGINIA BEACH        VA       23452      SFD       7.000       6.500      $2,162.24       360        1-Jan-28
4661778      SAN CARLOS            CA       94070      SFD       7.000       6.500      $3,539.41       360        1-Nov-27
4661790      FAIRFAX               VA       22030      PUD       7.500       6.500      $1,652.24       360        1-Dec-27
4662055      EAST WENATCHEE        WA       98802      SFD       7.250       6.500      $1,835.06       360        1-Dec-27
4662132      SUDBURY               MA       01776      SFD       7.000       6.500      $2,494.89       360        1-Jan-28
4662139      GURNEE                IL       60031      SFD       7.125       6.500      $1,751.67       360        1-Jan-28
4662203      GRAYSLAKE             IL       60030      SFD       6.875       6.500      $1,510.94       360        1-Jan-28
4662242      WALNUT CREEK          CA       94598      SFD       7.375       6.500      $2,299.95       360        1-Jan-28
4662550      ALBUQUERQUE           NM       87111      SFD       6.875       6.500      $1,519.48       360        1-Dec-27
4662739      PLEASANTON            CA       94566      PUD       7.875       6.500      $1,693.40       360        1-Nov-27
4663026      WASHINGTON            NJ       07853      SFD       6.750       6.484      $2,918.70       360        1-Jan-28
4663079      ALISO VIEJO           CA       92656      SFD       7.375       6.500      $2,348.30       360        1-Jan-28
4663243      POWAY                 CA       92064      SFD       6.750       6.484      $1,848.51       360        1-Dec-27
4663411      PLEASANT HILL         CA       94523      SFD       7.125       6.500      $1,549.56       360        1-Dec-27
4663436      PAEONIAN SPRINGS      VA       20129      SFD       7.250       6.500      $2,783.28       360        1-Dec-27
4663476      KIRKWOOD              MO       63122      SFD       7.125       6.500      $1,751.67       360        1-Feb-28
4663500      HIGHLAND PARK         IL       60035      SFD       7.375       6.500      $1,933.90       360        1-Jan-28
4663546      SUMMIT                NJ       07901      SFD       6.875       6.500      $1,839.41       360        1-Jan-28
4663635      LEAWOOD               KS       66224      SFD       7.125       6.500      $2,086.17       360        1-Mar-28
4663735      MALVERN               PA       19355      SFD       7.250       6.500      $2,193.88       360        1-Nov-27
4663757      SAN JOSE              CA       95100      SFD       8.125       6.500      $1,890.40       360        1-Jan-28
4663810      BELLE MEAD            NJ       08502      SFD       6.875       6.500      $1,510.94       360        1-Feb-28
4663927      COPPELL               TX       75019      SFD       7.500       6.500      $1,845.93       360        1-Nov-27
4663951      TAYLORS               SC       29687      SFD       7.625       6.500      $1,234.40       360        1-Nov-27
4664196      BOCA RATON            FL       33496      SFD       7.250       6.500      $2,046.53       360        1-Dec-27
4664222      DUBLIN                OH       43017      SFD       7.750       6.500      $1,871.63       360        1-Feb-28
4664247      ARLINGTON             MA       02174      SFD       7.750       6.500      $1,942.20       360        1-Dec-27
4664464      LAKE ELMO             MN       55042      SFD       7.250       6.500      $3,017.95       360        1-Feb-28
4664706      SOUTHLAKE             TX       76092      SFD       7.125       6.500      $1,729.44       360        1-Dec-27
4664765      KATY                  TX       77450      SFD       7.375       6.500      $1,692.16       360        1-Jan-28
4665081      CHARLOTTE             NC       28277      SFD       6.750       6.484      $2,568.45       360        1-Jan-28
4665169      SMYRNA                GA       30080      SFD       6.625       6.359      $1,466.00       360        1-Jan-28
4665228      NEWTOWN SQUARE        PA       19073      SFD       6.750       6.484      $2,033.36       360        1-Jan-28
4665318      DUNCANVILLE           TX       75116      SFD       7.750       6.500      $1,735.51       360        1-Dec-27
4665466      OVERLAND PARK         KS       66221      SFD       7.000       6.500      $1,649.95       360        1-Dec-27
4665643      FOOTHILL RANCH        CA       92610      SFD       7.500       6.500      $2,265.46       360        1-Feb-28
4665665      SANDY HOOK            CT       06482      SFD       7.250       6.500      $1,841.88       360        1-Jan-28
4665791      SUWANEE               GA       30174      SFD       6.750       6.484      $1,504.55       360        1-Dec-27
4666101      MARIETTA              GA       30066      SFD       7.250       6.500      $1,997.42       360        1-Jan-28
4666126      MALVERN               PA       19355      SFD       6.875       6.500      $2,940.75       360        1-Mar-28
4666173      THOUSAND OAKS         CA       91320      PUD       6.875       6.500      $1,558.57       360        1-Dec-27
4666300      CARDIFF               CA       92007      SFD       7.875       6.500      $1,921.44       360        1-Dec-27
4666477      INDIANAPOLIS          IN       46254      SFD       7.250       6.500      $1,746.38       360        1-Dec-27
4666620      CARLSBAD              CA       92008      SFD       6.875       6.500      $1,750.72       360        1-Jan-28
4666638      CHATHAM               NJ       07928      SFD       7.625       6.500      $1,986.78       360        1-Jan-28
4666716      AUSTIN                TX       78746      SFD       6.375       6.109      $2,713.84       360        1-Dec-27
4666773      DANBURY               CT       06811      SFD       7.125       6.500      $1,929.53       360        1-Jan-28
4666816      ROSWELL               GA       30075      SFD       7.000       6.500      $2,287.98       360        1-Jan-28
4666834      PENFIELD              NY       14526      SFD       7.375       6.500      $1,779.18       360        1-Jan-28
4666924      MISSION VIEJO         CA       92692      SFD       7.500       6.500      $2,131.21       360        1-Dec-27
4667079      MEDFORD TOWNSHIP      NJ       08055      SFD       7.500       6.500      $2,629.05       360        1-Dec-27
4667107      LONG BEACH            CA       90803      SFD       7.000       6.500      $2,295.30       360        1-Mar-28
4667206      NEW ORLEANS           LA       70125      SFD       7.000       6.500      $2,960.60       360        1-Jan-28
4667232      MADISON               NJ       07940      SFD       6.875       6.500      $1,675.17       360        1-Jan-28
4667301      FARMINGTON            CT       06032      SFD       7.000       6.500      $2,528.15       360        1-Dec-27
4667434      POWAY                 CA       92064      SFD       6.750       6.484      $2,553.54       360        1-Jan-28
4667499      RALEIGH               NC       27608      SFD       7.375       6.500      $1,851.01       360        1-Dec-27
4667600      PORT WASHINGTON       NY       11050      SFD       7.000       6.500      $1,577.77       360        1-Feb-28
4667605      WOODSTOCK             GA       30188      SFD       7.000       6.500      $1,576.77       360        1-Jan-28
4667715      DANVILLE              CA       94506      SFD       7.250       6.500      $2,285.30       360        1-Feb-28
4667822      SAN DIEGO             CA       92128      SFD       7.625       6.500      $1,762.41       360        1-Jan-28
4667825      PHOENIXVILLE          PA       19460      SFD       7.000       6.500      $1,977.62       360        1-Jan-28
4667834      MUNDELEIN             IL       60060      SFD       7.625       6.500      $1,624.39       360        1-Feb-28
4667927      COLLEYVILLE           TX       76034      SFD       6.750       6.484      $1,647.44       360        1-Dec-27
4668103      NAPERVILLE            IL       60540      SFD       6.750       6.484      $1,555.02       360        1-Jan-28
4668239      LONGMONT              CO       80501      SFD       7.250       6.500      $1,937.39       360        1-Dec-27
4668447      CARLSBAD              CA       92008      SFD       7.125       6.500      $1,867.55       360        1-Dec-27
4668606      PEACHTREE CITY        GA       30269      SFD       7.125       6.500      $2,120.87       360        1-Mar-28
4668762      NORTH KINGSTOWN       RI       02852      SFD       6.875       6.500      $1,721.16       360        1-Jan-28
4668813      PLEASANTVILLE         NY       10570      PUD       7.125       6.500      $2,182.85       360        1-Jan-28
4668982      CLINTON               NJ       08809      SFD       6.875       6.500      $1,758.27       360        1-Dec-27
4669196      SCOTTSDALE            AZ       85259      SFD       6.875       6.500      $2,167.87       360        1-Jan-28
4669237      LARCHMONT             NY       10538      SFD       7.375       6.500      $2,928.47       360        1-Dec-27
4669238      ALAMO                 CA       94507      SFD       7.250       6.500      $4,093.06       360        1-Jan-28
4669314      PLEASANTON            CA       94566      SFD       7.250       6.500      $2,547.93       360        1-Feb-28
4669333      MADISON               CT       06443      SFD       7.125       6.500      $1,939.64       360        1-Feb-28
4669463      DANVILLE              CA       94526      SFD       7.000       6.500      $2,860.81       360        1-Mar-28
4669591      PHOENIX               AZ       85048      SFD       7.500       6.500      $1,791.74       360        1-Dec-27
4669608      ENGLEWOOD             CO       80111      PUD       7.000       6.500      $2,725.08       360        1-Dec-27
4669628      WOODBURY              MN       55125      SFD       6.750       6.484      $1,572.20       360        1-Jan-28
4669699      LIBERTYVILLE          IL       60048      SFD       7.250       6.500      $2,046.53       360        1-Feb-28
4669848      PLANO                 TX       75093      SFD       6.875       6.500      $3,074.43       360        1-Dec-27
4669889      COLLIERVILLE          TN       38017      SFD       7.125       6.500      $2,358.02       360        1-Feb-28
4669943      BATTLEGROUND          WA       98604      SFD       7.125       6.500      $1,724.72       360        1-Jan-28
4670002      BRENTWOOD             TN       37027      SFD       6.875       6.500      $2,307.14       360        1-Jan-28
4670082      FRANKLIN              MA       02038      SFD       7.625       6.500      $1,627.93       360        1-Jan-28
4670277      NEW FAIRFIELD         CT       06810      SFD       7.000       6.500      $2,015.87       360        1-Jan-28
4670284      FRANKLIN              MA       02038      SFD       7.000       6.500      $1,862.19       360        1-Feb-28
4670298      CARY                  NC       27511      SFD       7.500       6.500      $1,826.70       360        1-Feb-28
4670350      ASHBURN               VA       20147      SFD       6.875       6.500      $1,993.78       360        1-Jan-28
4670362      MADISON               CT       06443      SFD       7.000       6.500      $1,623.34       360        1-Feb-28
4670388      SUPERIOR              CO       80027      SFD       7.375       6.500      $1,019.44       360        1-Jan-28
4670478      CHARLOTTE             NC       28277      SFD       7.125       6.500      $1,713.94       360        1-Jan-28
4670619      GAINESVILLE           GA       30506      SFD       7.250       6.500      $2,262.10       360        1-Feb-28
4670636      KATY                  TX       77450      SFD       7.250       6.500      $2,333.05       360        1-Dec-27
4670678      HUTCHINSON            MN       55350      SFD       7.000       6.500      $1,802.97       360        1-Feb-28
4670878      MENDHAM               NJ       07945      SFD       7.125       6.500      $4,895.24       360        1-Feb-28
4670898      SOUTHLAKE             TX       76092      SFD       7.375       6.500      $2,549.98       360        1-Dec-27
4671018      SPARTA                NJ       07871      SFD       6.750       6.484      $2,315.50       360        1-Feb-28
4671136      DOVE CANYON           CA       92679      SFD       7.250       6.500      $2,073.14       360        1-Feb-28
4671170      CARMEL                IN       46032      SFD       7.000       6.500      $2,466.95       360        1-Jan-28
4671241      ASHBURN               VA       20147      SFD       7.250       6.500      $1,937.39       360        1-Dec-27
4671256      LAKEVILLE             MN       55024      SFD       6.875       6.500      $1,642.33       360        1-Jan-28
4671263      IRVINE                CA       92620      SFD       7.500       6.500      $1,974.23       360        1-Jan-28
4671264      CHARLOTTE             NC       28211      SFD       7.375       6.500      $2,320.67       360        1-Dec-27
4671351      CAMARILLO AREA        CA       93012      PUD       6.875       6.500      $1,760.57       360        1-Dec-27
4671454      OAKLAND               CA       94618      SFD       7.000       6.500      $1,663.26       360        1-Feb-28
4671740      LANCASTER             PA       17601      SFD       7.500       6.500      $1,893.13       360        1-Jan-28
4671746      WESTFIELD             NJ       07090      SFD       8.000       6.500      $2,126.09       360        1-Jan-28
4671804      NAPERVILLE            IL       60564      SFD       7.000       6.500      $2,328.56       360        1-Jan-28
4671974      WYNNEWOOD             PA       19096      SFD       7.000       6.500      $1,995.91       360        1-Dec-27
4672023      SOUTHBURY             CT       06488      SFD       7.250       6.500      $1,909.42       360        1-Jan-28
4672181      DOYLESTOWN            PA       18901      SFD       7.000       6.500      $1,532.19       360        1-Jan-28
4672323      LAKEWOOD              CO       80227      SFD       7.875       6.500      $2,050.86       360        1-Jan-28
4672329      FAIRVIEW              TX       75069      SFD       6.875       6.500      $2,949.94       360        1-Dec-27
4672352      MINNEAPOLIS           MN       55406      LCO       7.125       6.500      $2,183.86       360        1-Feb-28
4672574      HOLLAND               PA       18966      SFD       7.000       6.500      $1,701.52       360        1-Feb-28
4672612      SOUTHLAKE             TX       76092      SFD       6.875       6.500      $1,642.33       360        1-Mar-28
4672646      FEDERAL WAY           WA       98023      SFD       7.000       6.500      $1,889.46       360        1-Jan-28
4672702      CHARLOTTE             NC       28277      SFD       6.875       6.500      $1,944.51       360        1-Feb-28
4672744      SAN JOSE              CA       95120      PUD       7.375       6.500      $2,316.18       360        1-Jan-28
4672750      SOUTHLAKE             TX       76092      SFD       7.250       6.500      $1,790.04       360        1-Jan-28
4672753      PURCELLVILLE          VA       20132      SFD       7.500       6.500      $1,686.51       360        1-Jan-28
4672757      BRIDGEWATER           NJ       08807      SFD       6.875       6.500      $2,095.61       360        1-Feb-28
4672920      RICHARDSON            TX       75082      SFD       7.000       6.500      $1,596.73       360        1-Dec-27
4672971      LEWISVILLE            CO       80026      SFD       7.000       6.500      $1,523.55       360        1-Jan-28
4673005      GLENCOE               IL       60022      SFD       7.375       6.500      $3,177.11       360        1-Feb-28
4673015      MISSION VIEJO         CA       92691      SFD       7.250       6.500      $1,780.49       360        1-Jan-28
4673105      BELLAIRE              TX       77401      SFD       7.125       6.500      $2,371.49       360        1-Jan-28
4673132      CHESTER               NJ       07930      SFD       6.875       6.500      $2,588.30       360        1-Feb-28
4673211      BASKING RIDGE         NJ       07920      SFD       7.250       6.500      $1,749.79       360        1-Feb-28
4673231      LIVERMORE             CA       94550      SFD       7.375       6.500      $3,075.93       360        1-Mar-28
4673337      WINSTON-SALEM         NC       27106      SFD       7.625       6.500      $1,640.67       360        1-Feb-28
4673559      WILMINGTON            DE       19803      SFD       6.625       6.359      $1,613.59       360        1-Feb-28
4673573      SHREWSBURY            MA       01545      SFD       7.125       6.500      $1,637.14       360        1-Jan-28
4673649      SOUTHLAKE             TX       76092      SFD       6.875       6.500      $1,707.36       360        1-Jan-28
4673668      MISSION VIEJO         CA       92692      PUD       7.000       6.500      $2,794.28       360        1-Dec-27
4673746      LAS VEGAS             NV       89134      SFD       7.000       6.500      $2,155.59       360        1-Jan-28
4673763      OLDWICK               NJ       08858      SFD       7.500       6.500      $2,359.85       360        1-Jan-28
4674346      DALTON                GA       30720      SFD       7.375       6.500      $2,082.39       360        1-Jan-28
4674690      WESTERVILLE           OH       43082      SFD       6.875       6.500      $1,964.22       360        1-Feb-28
4674730      JACKSON               WY       83001      SFD       7.500       6.500      $1,845.93       360        1-Dec-27
4674972      COLLEYVILLE           TX       76034      SFD       7.000       6.500      $2,815.57       360        1-Feb-28
4675485      NAPERVILLE            IL       60565      SFD       7.000       6.500      $1,634.65       360        1-Jan-28
4675554      WALPOLE               MA       02081      SFD       7.125       6.500      $1,920.10       360        1-Feb-28
4675621      DANVILLE              CA       94506      SFD       6.875       6.500      $2,601.44       360        1-Feb-28
4676721      NESCONSET             NY       11767      SFD       6.750       6.484      $1,867.97       360        1-Feb-28
4676745      MCKINNEY              TX       75070      SFD       6.750       6.484      $2,594.40       360        1-Jan-28
4676790      SAN JOSE              CA       95135      SFD       7.000       6.500      $3,033.78       360        1-Jan-28
4676852      MENDOTA HEIGHTS       MN       55118      SFD       7.375       6.500      $1,721.85       360        1-Dec-27
4676883      CHICAGO               IL       60610      HCO       6.875       6.500      $1,734.30       360        1-Jan-28
4676895      FORT LAUDERDALE       FL       33331      SFD       6.875       6.500      $1,125.32       360        1-Jan-28
4676934      ELK GROVE             CA       95758      SFD       7.375       6.500      $2,007.80       360        1-Feb-28
4676939      SAN MATEO             CA       94403      SFD       6.875       6.500      $2,453.63       360        1-Mar-28
4676942      YORBA LINDA           CA       92887      SFD       6.875       6.500      $2,401.74       360        1-Feb-28
4676971      ALPHARETTA            GA       30022      SFD       7.625       6.500      $1,969.08       360        1-Jan-28
4677040      SCOTTSDALE            AZ       85255      SFD       6.750       6.484      $1,602.04       360        1-Feb-28
4677184      ASHBURN               VA       20148      SFD       6.750       6.484      $1,621.50       360        1-Mar-28
4677230      LIVERMORE             CA       94550      SFD       7.625       6.500      $1,769.49       360        1-Dec-27
4677320      WESTBOROUGH           MA       01581      SFD       7.000       6.500      $3,326.52       360        1-Jan-28
4677325      PLANO                 TX       75093      SFD       7.000       6.500      $2,868.46       360        1-Dec-27
4677440      NESHANIC STATION      NJ       08853      SFD       8.000       6.500      $1,706.01       360        1-Jan-28
4677505      HALF MOON BAY         CA       94019      SFD       6.875       6.500      $2,296.63       360        1-Jan-28
4677619      LANGHORNE             PA       19047      SFD       7.000       6.500      $1,516.89       360        1-Feb-28
4677697      CHESTER               NJ       07930      SFD       6.875       6.500      $1,970.79       360        1-Jan-28
4677736      SAN CLEMENTE          CA       92673      PUD       7.625       6.500      $2,123.39       360        1-Jan-28
4677823      PORTAGE               MI       49024      SFD       6.750       6.484      $1,834.56       360        1-Jan-28
4677824      WESTPORT              CT       06880      SFD       6.750       6.484      $1,974.99       360        1-Mar-28
4677995      ACTON                 MA       01720      SFD       6.875       6.500      $2,233.56       360        1-Jan-28
4678129      RIDGEFIELD            CT       06877      SFD       6.625       6.359      $1,920.94       360        1-Feb-28
4678235      SPARTA                NJ       07871      SFD       7.125       6.500      $1,819.05       360        1-Feb-28
4678239      EATONVILLE            WA       98328      SFD       6.625       6.359      $2,945.44       360        1-Jan-28
4678283      GREENWICH             CT       06830      LCO       6.500       6.234      $2,427.15       360        1-Mar-28
4678316      BASKING RIDGE         NJ       07920      SFD       6.875       6.500      $1,691.60       360        1-Feb-28
4678326      MEDINA                OH       44256      SFD       6.625       6.359      $1,656.81       360        1-Feb-28
4678360      ALPHARETTA            GA       30022      SFD       7.625       6.500      $1,955.64       360        1-Jan-28
4678390      CARY                  NC       27560      SFD       6.875       6.500      $1,668.60       360        1-Mar-28
4678464      NEWTOWN               CT       06470      SFD       7.125       6.500      $2,263.03       360        1-Feb-28
4678473      ALPHARETTA            GA       30022      SFD       7.000       6.500      $1,762.06       360        1-Mar-28
4678510      RIDGEFIELD            CT       06877      SFD       7.250       6.500      $1,930.56       360        1-Feb-28
4678612      REDONDO BEACH         CA       90278      LCO       7.250       6.500      $1,838.47       360        1-Jan-28
4678625      LUMBERVILLE           PA       18933      SFD       7.250       6.500      $1,795.15       360        1-Mar-28
4678651      HOUSTON               TX       77042      SFD       7.375       6.500       $870.26        360        1-Feb-28
4678655      KENT                  WA       98042      SFD       7.000       6.500      $1,514.90       360        1-Feb-28
4678688      POTOMAC               MD       20854      SFD       7.500       6.500      $2,611.57       360        1-Jan-28
4678804      FRANKLIN              MA       02038      SFD       7.250       6.500      $1,616.08       360        1-Feb-28
4678809      MOSS BEACH            CA       94038      SFD       7.125       6.500      $1,704.51       360        1-Jan-28
4678933      CASTLE ROCK           CO       80104      SFD       6.750       6.484      $1,738.25       360        1-Jan-28
4678943      LEXINGTON             MA       02173      SFD       7.250       6.500      $3,219.19       360        1-Jan-28
4678972      VALLEY CENTER         CA       92082      SFD       6.750       6.484      $1,803.11       360        1-Mar-28
4679087      WOODSTOCK             GA       30189      SFD       7.250       6.500      $1,847.00       360        1-Feb-28
4679206      SUDBURY               MA       01776      SFD       7.000       6.500      $3,991.82       360        1-Jan-28
4679355      GREENVILLE            DE       19807      SFD       7.000       6.500      $1,815.62       360        1-Jan-28
4679436      SCOTTSDALE            AZ       85259      SFD       6.875       6.500      $2,036.48       360        1-Feb-28
4679566      HERMOSA BEACH         CA       90254      LCO       7.250       6.500      $2,046.53       360        1-Jan-28
4679748      ATLANTA               GA       30342      SFD       7.250       6.500      $3,274.45       360        1-Feb-28
4679983      CAPE ELIZABETH        ME       04107      SFD       7.250       6.500      $3,581.43       360        1-Feb-28
4680040      FRISCO                TX       75034      SFD       7.250       6.500      $1,801.63       360        1-Jan-28
4680052      HOUSTON               TX       77005      SFD       7.250       6.500      $1,599.03       360        1-Jan-28
4680440      AGOURA HILLS          CA       91301      SFD       7.250       6.500      $3,751.97       360        1-Jan-28
4680497      TRABUCO CANYON        CA       92679      PUD       7.250       6.500      $1,773.66       360        1-Jan-28
4680560      WILDWOOD              MO       63005      SFD       7.375       6.500      $2,223.98       360        1-Jan-28
4680758      GREEN BROOK           NJ       08812      SFD       7.375       6.500      $1,621.47       360        1-Jan-28
4680829      MERCER ISLAND         WA       98040      SFD       6.875       6.500      $2,299.26       360        1-Jan-28
4680855      LIBERTYVILLE          IL       60048      SFD       7.125       6.500      $1,920.10       360        1-Feb-28
4680941      HUNTINGTON BEACH      CA       92647      SFD       6.875       6.500      $1,760.57       360        1-Feb-28
4680992      YARDLEY               PA       19067      SFD       6.875       6.500      $1,655.47       360        1-Feb-28
4681111      ROSWELL               GA       30076      SFD       7.750       6.500      $2,695.15       360        1-Jan-28
4681183      MILLBURN TOWNSHIP     NJ       07078      SFD       6.875       6.500      $3,284.65       360        1-Feb-28
4681327      THE WOODLANDS         TX       77380      SFD       7.375       6.500      $2,393.19       360        1-Feb-28
4681363      CHICAGO               IL       60614      LCO       6.625       6.359      $1,598.22       360        1-Feb-28
4681396      CHULA VISTA           CA       91915      SFD       7.500       6.500      $1,704.69       360        1-Feb-28
4681491      DULUTH                GA       30136      SFD       7.250       6.500      $1,559.46       360        1-Jan-28
4681527      MISSION VIEJO         CA       92692      SFD       7.000       6.500      $2,262.03       360        1-Feb-28
4681657      HOPKINTON             MA       01748      SFD       6.875       6.500      $2,430.64       360        1-Feb-28
4681684      SUWANEE               GA       30024      SFD       7.250       6.500      $2,046.53       360        1-Jan-28
4681723      CARY                  NC       27511      SFD       6.875       6.500      $2,038.46       360        1-Feb-28
4681889      ARNOLD                MD       21012      SFD       6.750       6.484      $1,475.57       360        1-Feb-28
4681934      DRAPER                UT       84020      SFD       7.125       6.500      $1,583.24       360        1-Jan-28
4682013      COLORADO SPRINGS      CO       80906      SFD       7.250       6.500      $3,069.80       360        1-Jan-28
4682018      RALEIGH               NC       27613      SFD       7.250       6.500      $1,927.49       360        1-Feb-28
4682031      BROOKFIELD            WI       53045      SFD       7.250       6.500      $2,554.07       360        1-Feb-28
4682051      BLYTHEWOOD            SC       29016      SFD       7.250       6.500      $2,276.43       360        1-Feb-28
4682075      WAYNE                 NJ       07470      SFD       6.750       6.484      $1,608.53       360        1-Mar-28
4682188      WELLINGTON            FL       33414      SFD       7.000       6.500      $2,661.21       360        1-Jan-28
4682351      LEESBURG              VA       20175      SFD       7.625       6.500      $1,681.02       360        1-Jan-28
4682385      LENEXA                KS       66220      SFD       6.750       6.484      $1,635.12       360        1-Jan-28
4682492      ALPHARETTA            GA       30022      SFD       7.000       6.500      $2,484.91       360        1-Jan-28
4682502      SIMI VALLEY           CA       93065      SFD       6.250       5.984      $1,724.01       360        1-Feb-28
4682503      LEXINGTON             KY       40509      SFD       8.000       6.500      $1,816.07       360        1-Jan-28
4682528      PHILADELPHIA          PA       19103      SFD       6.750       6.484      $1,524.21       360        1-Jan-28
4682550      WEST CHESTER          PA       19382      SFD       6.750       6.484      $2,270.10       360        1-Feb-28
4682557      NEW FAIRFIELD         CT       06812      SFD       6.875       6.500      $1,642.33       360        1-Jan-28
4682584      SHELBY TOWNSHIP       MI       48315      SFD       7.125       6.500      $1,576.51       360        1-Feb-28
4682705      ROCHESTER HILLS       MI       48306      SFD       7.250       6.500      $1,808.11       360        1-Feb-28
4682716      COLLEGE GROVE         TN       37046      SFD       6.875       6.500      $1,642.33       360        1-Feb-28
4682750      ALBANY                CA       94706      SFD       7.375       6.500      $1,935.62       360        1-Jan-28
4682755      SAN CLEMENTE          CA       92672      SFD       6.750       6.484      $1,713.28       360        1-Feb-28
4682819      SIMI VALLEY           CA       93065      SFD       7.000       6.500      $1,716.15       360        1-Feb-28
4682849      SMYRNA                GA       30080      SFD       7.375       6.500      $1,617.57       360        1-Dec-27
4682864      RYE                   NY       10573      SFD       7.500       6.500      $5,995.77       360        1-Jan-28
4682873      HOPEWELL              NJ       08525      SFD       7.125       6.500      $1,751.67       360        1-Feb-28
4682939      WESTFIELD             NJ       07090      SFD       7.500       6.500      $1,806.78       360        1-Feb-28
4683018      CINCINNATI            OH       45243      SFD       6.875       6.500      $3,186.77       360        1-Feb-28
4683023      HOPEWELL JUNCTION     NY       12533      SFD       7.500       6.500      $2,259.17       360        1-Feb-28
4683025      WESTON                FL       33326      SFD       7.125       6.500      $1,583.24       360        1-Feb-28
4683183      REDMOND               WA       98052      SFD       7.000       6.500      $1,928.05       360        1-Jan-28
4683214      ALPHARETTA            GA       30022      SFD       6.875       6.500      $2,063.09       360        1-Jan-28
4683227      AURORA                IL       60504      SFD       7.500       6.500      $2,548.64       360        1-Feb-28
4683237      CAMINO                CA       95709      SFD       6.875       6.500      $1,576.63       360        1-Feb-28
4683280      CORTLANDT MANOR       NY       10566      SFD       7.000       6.500      $1,862.85       360        1-Feb-28
4683310      VALENCIA              CA       91354      SFD       7.500       6.500      $2,158.83       360        1-Jan-28
4683370      STRONGSVILLE          OH       44136      SFD       7.000       6.500      $1,776.03       360        1-Feb-28
4683402      PHILLIPSBURG          NJ       08865      SFD       7.375       6.500      $1,876.57       360        1-Jan-28
4683419      COTO DE CAZA          CA       92679      SFD       7.000       6.500      $3,418.33       360        1-Mar-28
4683464      BURBANK               CA       91501      SFD       6.750       6.484      $1,686.36       360        1-Jan-28
4683484      FORT LAUDERDALE       FL       33326      SFD       6.875       6.500      $1,379.56       360        1-Jan-28
4683505      WESTON                CT       06880      SFD       6.875       6.500      $3,324.06       360        1-Feb-28
4683540      ELLICOTT CITY         MD       21043      SFD       7.500       6.500      $1,923.54       360        1-Jan-28
4683551      MASONVILLE            NJ       08054      SFD       7.375       6.500      $1,723.93       360        1-Feb-28
4683573      REDWOOD CITY          CA       94065      PUD       7.000       6.500      $3,326.52       360        1-Jan-28
4683653      HOLLAND               PA       18966      SFD       6.750       6.484      $1,712.30       360        1-Jan-28
4683817      RADNOR                PA       19087      SFD       6.875       6.500      $2,082.47       360        1-Feb-28
4683837      ALPHARETTA            GA       30022      SFD       7.375       6.500      $2,253.33       360        1-Feb-28
4683913      WESTFORD              MA       01886      SFD       7.500       6.500      $1,705.74       360        1-Jan-28
4683944      TULSA                 OK       74137      SFD       6.750       6.484      $1,525.18       360        1-Jan-28
4684026      SIMPSONVILLE          SC       29681      SFD       6.875       6.500      $1,521.45       360        1-Feb-28
4684041      RALEIGH               NC       27613      SFD       7.375       6.500      $1,761.23       360        1-Jan-28
4684135      MORGAN HILL           CA       95037      SFD       7.125       6.500      $2,456.38       360        1-Feb-28
4684141      CARY                  NC       27513      SFD       6.875       6.500      $1,642.33       360        1-Jan-28
4684159      ALISO VIEJO           CA       92656      PUD       7.250       6.500      $1,674.75       360        1-Jan-28
4684190      GOLDEN                CO       80403      SFD       6.375       6.109      $1,452.06       360        1-Mar-28
4684229      DANVILLE              CA       94526      PUD       6.750       6.484      $1,945.80       360        1-Mar-28
4684302      DANVILLE              CA       94526      SFD       7.000       6.500      $2,661.21       360        1-Feb-28
4684333      COTO DE CAZA          CA       92679      SFD       7.500       6.500      $3,076.55       360        1-Jan-28
4684449      LAKE FOREST           CA       92630      PUD       7.375       6.500      $1,673.51       360        1-Jan-28
4684487      PLANO                 TX       75093      SFD       6.875       6.500      $1,955.03       360        1-Jan-28
4684584      AVON                  CT       06001      SFD       7.000       6.500      $3,302.57       360        1-Jan-28
4684599      ALPHARETTA            GA       30202      SFD       6.750       6.484      $2,143.30       360        1-Feb-28
4684612      BARRINGTON HILLS      IL       60010      SFD       6.875       6.500      $2,200.72       360        1-Feb-28
4684624      WADSWORTH             OH       44281      SFD       7.750       6.500      $1,769.54       360        1-Jan-28
4684655      MOORPARK              CA       93021      SFD       7.000       6.500      $1,666.92       360        1-Feb-28
4684757      LONG BEACH            CA       90803      SFD       7.250       6.500      $2,865.15       360        1-Jan-28
4684786      WESTBOROUGH           MA       01581      SFD       7.000       6.500      $2,188.85       360        1-Feb-28
4684802      LEXINGTON             SC       29072      SFD       7.125       6.500      $1,856.10       360        1-Jan-28
4684868      GILROY                CA       95020      SFD       6.875       6.500      $1,675.17       360        1-Feb-28
4684892      OAK RIDGE             NC       27310      SFD       6.750       6.484      $2,116.70       360        1-Feb-28
4684901      WAXHAW                NC       28173      SFD       7.000       6.500      $2,900.72       360        1-Jan-28
4684909      LAUREL                MS       39440      SFD       6.875       6.500       $525.55        360        1-Feb-28
4684992      PLANO                 TX       75093      SFD       7.625       6.500      $2,038.45       360        1-Feb-28
4684994      HARVARD               MA       01451      SFD       6.875       6.500      $2,535.75       360        1-Feb-28
4685000      HUNTINGTON BEACH      CA       92648      SFD       7.375       6.500      $2,083.08       360        1-Jan-28
4685001      HOPKINTON             MA       01748      SFD       7.000       6.500      $2,874.11       360        1-Feb-28
4685063      PASCAGOULA            MS       39567      SFD       6.875       6.500      $1,909.70       360        1-Jan-28
4685066      MALVERN               PA       19355      SFD       7.250       6.500      $3,028.87       360        1-Feb-28
4685108      MIDLOTHIAN            VA       23113      SFD       6.875       6.500      $1,550.36       360        1-Jan-28
4685123      FRISCO                TX       75034      SFD       7.125       6.500      $2,694.88       360        1-Feb-28
4685124      SKILLMAN              NJ       08558      SFD       7.000       6.500      $2,217.45       360        1-Feb-28
4685140      ENGLEWOOD             CO       80111      SFD       6.875       6.500      $2,000.35       360        1-Mar-28
4685243      PROSPECT              KY       40059      SFD       6.875       6.500      $1,616.05       360        1-Feb-28
4685279      PARKLAND              FL       33076      SFD       7.250       6.500      $2,592.27       360        1-Jan-28
4685305      VENICE                CA       90291      SFD       6.875       6.500      $2,158.02       360        1-Feb-28
4685316      RARITAN               NJ       08822      SFD       6.875       6.500      $2,323.56       360        1-Feb-28
4685417      CORAL SPRINGS         FL       33076      SFD       6.750       6.484      $1,530.70       360        1-Mar-28
4685456      REDDING               CT       06896      SFD       7.000       6.500      $2,262.03       360        1-Jan-28
4685777      MOORPARK              CA       93021      PUD       7.375       6.500      $1,757.08       360        1-Jan-28
4685935      ALPHARETTA            GA       30202      SFD       7.125       6.500      $2,857.25       360        1-Feb-28
4686046      NORCROSS              GA       30092      SFD       7.250       6.500      $1,732.73       360        1-Feb-28
4686068      CORAL GABLES          FL       33146      SFD       7.000       6.500      $1,596.73       360        1-Feb-28
4686088      SPARTANBURG           SC       29301      SFD       6.750       6.484      $1,621.50       360        1-Feb-28
4686148      COPPELL               TX       75019      SFD       6.750       6.484      $1,686.36       360        1-Jan-28
4686227      LA JOLLA              CA       92037      SFD       7.000       6.500      $1,995.91       360        1-Jan-28
4686262      DALLAS                TX       75252      SFD       7.125       6.500      $1,794.79       360        1-Jan-28
4686377      NAPA                  CA       94558      SFD       7.000       6.500      $1,995.91       360        1-Feb-28
4686434      LAKE GROVE            NY       11755      SFD       8.000       6.500      $1,812.40       360        1-Feb-28
4686489      PARSIPPANY            NJ       07054      SFD       6.625       6.359      $1,584.77       360        1-Feb-28
4686548      CHICAGO               IL       60610      HCO       6.875       6.500      $2,181.01       360        1-Mar-28
4686575      WEST MILFORD          NJ       07480      SFD       6.750       6.484      $1,893.91       360        1-Feb-28
4686587      LAS FLORES            CA       92688      SFD       6.750       6.484      $2,516.57       360        1-Feb-28
4686709      BRADENTON             FL       34202      SFD       7.000       6.500      $1,616.69       360        1-Jan-28
4686722      LONGMONT              CO       80501      SFD       7.500       6.500      $1,369.77       360        1-Feb-28
4686733      LONG VALLEY           NJ       07853      SFD       7.125       6.500      $2,220.58       360        1-Feb-28
4686735      REDONDO BEACH         CA       90277      SFD       6.625       6.359      $2,753.34       360        1-Feb-28
4686805      ALPHARETTA            GA       30022      SFD       7.125       6.500      $1,717.99       360        1-Jan-28
4686814      LAKE FOREST           CA       92630      SFD       7.125       6.500      $2,116.15       360        1-Mar-28
4686826      EAST WINDSOR          NJ       08520      SFD       6.750       6.484      $1,880.94       360        1-Jan-28
4686977      WESTON                FL       33327      SFD       7.250       6.500      $1,289.32       360        1-Feb-28
4687005      SEATTLE               WA       98166      SFD       6.625       6.359      $1,709.64       360        1-Feb-28
4687031      MANDEVILLE            LA       70471      SFD       7.375       6.500      $1,771.59       360        1-Feb-28
4687099      CHARLOTTE             NC       28262      SFD       7.125       6.500      $1,576.50       360        1-Jan-28
4687107      MONTGOMERY            NJ       08558      SFD       6.750       6.484      $1,808.30       360        1-Feb-28
4687116      BEDFORD               NH       03110      SFD       6.750       6.484      $1,880.94       360        1-Feb-28
4687309      WILLISTOWN TOWNSHIP   PA       19355      SFD       6.875       6.500      $1,608.17       360        1-Feb-28
4687335      FRISCO                TX       75034      SFD       7.250       6.500      $2,005.60       360        1-Jan-28
4687344      CONCORD               CA       94518      SFD       6.875       6.500      $1,850.57       360        1-Feb-28
4687390      POWAY                 CA       92064      SFD       7.000       6.500      $1,543.51       360        1-Feb-28
4687619      NORCROSS              GA       30092      SFD       6.875       6.500      $1,525.72       360        1-Jan-28
4687635      DOWNINGTOWN           PA       19335      SFD       7.625       6.500      $1,896.18       360        1-Feb-28
4687788      FRISCO                TX       75034      SFD       6.875       6.500      $3,448.88       360        1-Feb-28
4687839      HELOTES               TX       78023      SFD       6.875       6.500      $1,720.50       360        1-Feb-28
4687850      BURLINGTON            CT       06013      SFD       6.625       6.359      $1,664.81       360        1-Feb-28
4687908      SUNNYVALE             CA       94087      SFD       7.250       6.500      $2,524.05       360        1-Jan-28
4687948      LOUISVILLE            KY       40241      SFD       6.875       6.500      $2,140.28       360        1-Feb-28
4687958      EVERETT               WA       98203      SFD       6.875       6.500      $1,831.52       360        1-Mar-28
4688150      NEW CANAAN            CT       06840      SFD       6.625       6.359      $6,403.11       360        1-Feb-28
4688176      PLANO                 TX       75093      SFD       6.875       6.500      $1,718.53       360        1-Feb-28
4688211      WINDSOR               CA       95492      SFD       6.875       6.500      $1,714.26       360        1-Feb-28
4688254      PLANO                 TX       75024      SFD       7.000       6.500      $2,368.48       360        1-Feb-28
4688273      HEATH                 TX       75087      SFD       7.500       6.500      $2,679.39       360        1-Jan-28
4688319      SPRINGBORO            OH       45066      SFD       6.750       6.484      $2,134.87       360        1-Jan-28
4688476      KINGWOOD              TX       77345      SFD       6.750       6.484      $2,276.58       360        1-Feb-28
4688533      RALEIGH               NC       27612      SFD       6.875       6.500      $2,167.87       360        1-Feb-28
4688711      SAUGUS                CA       91350      SFD       6.625       6.359      $1,485.53       360        1-Feb-28
4688726      ALGONQUIN             IL       60102      SFD       7.625       6.500      $1,855.84       360        1-Feb-28
4688749      AURORA                IL       60504      SFD       6.750       6.484      $1,919.21       360        1-Feb-28
4688755      DUNWOODY              GA       30338      SFD       7.000       6.500      $1,942.69       360        1-Mar-28
4688822      DOWNERS GROVE         IL       60515      SFD       7.125       6.500      $1,606.82       360        1-Feb-28
4688863      HIGHLANDS RANCH       CO       80126      SFD       6.875       6.500      $1,524.08       360        1-Feb-28
4688915      SAN RAMON             CA       94583      PUD       7.250       6.500      $2,029.48       360        1-Feb-28
4688967      ST ALBANS             MO       63073      SFD       6.875       6.500      $2,317.65       360        1-Feb-28
4688991      MENDHAM               NJ       07945      SFD       6.625       6.359      $4,141.23       240        1-Feb-18
4689143      SAN DIEGO             CA       92128      SFD       7.000       6.500      $2,056.79       360        1-Mar-28
4689172      FINKSBURG             MD       21048      SFD       7.375       6.500      $1,885.55       360        1-Feb-28
4689249      CARY                  NC       27511      SFD       7.250       6.500      $1,569.01       360        1-Mar-28
4689259      LOS ANGELES           CA       91604      SFD       7.375       6.500      $3,228.91       360        1-Feb-28
4689299      GRAYS LAKE            IL       60030      SFD       6.875       6.500      $1,609.48       360        1-Feb-28
4689301      WELLESLEY             MA       02181      SFD       7.125       6.500      $1,839.26       360        1-Mar-28
4689329      SAN RAFAEL            CA       94901      SFD       6.875       6.500      $2,116.63       360        1-Feb-28
4689423      SAN JOSE              CA       95138      SFD       6.875       6.500      $2,299.26       360        1-Feb-28
4689518      PHOENIX               AZ       85048      SFD       6.500       6.234      $1,749.57       360        1-Mar-28
4689627      ROCKVILLE             MD       20853      SFD       6.625       6.359      $2,362.75       360        1-Feb-28
4689756      LAGUNA NIGUEL         CA       92677      SFD       7.250       6.500      $2,428.21       360        1-Feb-28
4689895      DANVILLE              CA       94526      SFD       6.875       6.500      $1,838.75       360        1-Mar-28
4689988      FORT WAYNE            IN       46804      SFD       6.625       6.359      $1,562.36       360        1-Mar-28
4690043      CHARLOTTE             NC       28226      SFD       6.750       6.484      $1,722.68       360        1-Feb-28
4690139      ROCHESTER HILLS       MI       48306      SFD       7.750       6.500      $1,718.32       360        1-Jan-28
4690142      RENTON                WA       98058      SFD       6.875       6.500      $1,575.98       360        1-Feb-28
4690181      PLANO                 TX       75025      SFD       7.125       6.500      $1,625.01       360        1-Feb-28
4690229      GREENWICH             CT       06830      SFD       7.000       6.500      $6,653.03       360        1-Mar-28
4690374      FRANKLIN              TN       37069      SFD       6.875       6.500      $1,918.24       360        1-Feb-28
4690470      SAN DIEGO             CA       92131      PUD       7.250       6.500      $2,018.91       360        1-Feb-28
4690492      BASKING RIDGE         NJ       07920      SFD       6.750       6.484      $1,816.08       360        1-Feb-28
4690493      WESTON                FL       33326      SFD       6.750       6.484      $3,243.00       360        1-Feb-28
4690576      OVERLAND PARK         KS       66223      SFD       6.625       6.359      $1,575.17       360        1-Feb-28
4690697      BELLEVUE              WA       98004      SFD       6.625       6.359      $1,536.43       360        1-Feb-28
4690723      TAMPA                 FL       33609      SFD       7.000       6.500      $1,969.30       360        1-Feb-28
4690923      COLUMBIA              MD       21044      SFD       6.875       6.500      $2,443.78       360        1-Feb-28
4691005      WOODBRIDGE            CT       06525      SFD       7.000       6.500      $2,618.64       360        1-Mar-28
4691015      MARIETTA              GA       30068      SFD       7.000       6.500      $2,661.21       360        1-Feb-28
4691108      WESTFIELD             NJ       07090      SFD       6.375       6.109      $2,651.45       360        1-Feb-28
4691235      RIDGEWOOD             NJ       07450      SFD       6.875       6.500      $2,706.55       360        1-Mar-28
4691296      SAN RAMON             CA       94583      SFD       7.375       6.500      $2,842.82       360        1-Feb-28
4691364      EAGAN                 MN       55123      SFD       7.375       6.500      $2,486.44       360        1-Feb-28
4691389      CHESTER               NJ       07930      SFD       7.000       6.500      $3,805.54       360        1-Feb-28
4691407      LAS FLORE             CA       92688      SFD       6.750       6.484      $1,576.10       360        1-Feb-28
4691483      CLAYTON               MO       63105      SFD       7.125       6.500      $1,684.30       360        1-Mar-28
4691618      COMMERCE              MI       48382      SFD       7.000       6.500      $1,612.70       360        1-Feb-28
4691718      FRISCO                TX       75034      SFD       6.375       6.109      $2,495.48       360        1-Feb-28
4691778      LOS ALTOS             CA       94024      SFD       6.875       6.500      $2,627.72       360        1-Jan-28
4691905      SAINT CHARLES         IL       60174      SFD       7.000       6.500      $1,959.32       360        1-Mar-28
4691951      SIMPSONVILLE          SC       29681      SFD       7.000       6.500      $2,560.09       360        1-Feb-28
4691976      NORFOLK               MA       02056      SFD       7.000       6.500      $1,770.04       360        1-Mar-28
4692002      NEW HOPE              PA       18938      SFD       7.000       6.500      $1,586.75       360        1-Feb-28
4692056      WILDWOOD              MO       63005      SFD       6.500       6.234      $1,738.19       360        1-Feb-28
4692412      SPARTA                NJ       07871      SFD       6.625       6.359      $1,997.78       360        1-Mar-28
4692413      BEDFORD               NY       10506      SFD       7.250       6.500      $3,110.73       360        1-Feb-28
4692693      MEADVILLE             PA       16335      SFD       6.625       6.359      $1,920.94       360        1-Feb-28
4692945      MAHOPAC               NY       10541      SFD       7.125       6.500      $2,021.16       360        1-Feb-28
4692970      DUBLIN                CA       94568      PUD       7.250       6.500      $2,592.27       360        1-Feb-28
4693129      SOUTHLAKE             TX       76092      SFD       6.625       6.359      $1,759.58       360        1-Mar-28
4693174      PHOENIX               AZ       85045      PUD       6.625       6.359      $1,984.97       360        1-Feb-28
4693215      GLEN ELLYN            IL       60137      SFD       6.750       6.484      $1,605.29       360        1-Feb-28
4693288      ALPHARETTA            GA       30004      SFD       6.875       6.500      $2,299.26       360        1-Feb-28
4693506      SAN RAMON             CA       94583      SFD       6.625       6.359      $2,428.06       360        1-Feb-28
4693679      VILLANOVA             PA       19085      SFD       6.625       6.359      $3,688.20       360        1-Mar-28
4693705      LAGUNA NIGUEL         CA       92677      SFD       7.000       6.500      $1,862.85       360        1-Mar-28
4693755      MOORPARK              CA       93021      SFD       6.875       6.500      $2,548.89       360        1-Mar-28
4693773      FAIRFAX               VA       22030      SFD       7.000       6.500      $1,697.86       360        1-Mar-28
4693788      LONGMONT              CO       80501      SFD       6.875       6.500      $3,571.07       360        1-Feb-28
4693795      WESTON                CT       06883      SFD       6.750       6.484      $1,880.94       360        1-Mar-28
4693988      SADDLE RIVER          NJ       07458      SFD       6.250       5.984      $2,299.40       360        1-Mar-28
4694099      KATY                  TX       77450      SFD       7.125       6.500      $1,728.09       360        1-Mar-28
4694338      DADE CITY             FL       33525      SFD       7.375       6.500      $1,804.05       360        1-Feb-28
4694603      ISSAQUAH              WA       98029      SFD       6.750       6.484      $1,666.90       360        1-Mar-28
4694671      LIBERTYVILLE          IL       60048      SFD       6.750       6.484      $1,738.25       360        1-Mar-28
4694736      KALAMAZOO             MI       49004      SFD       6.625       6.359      $1,728.84       360        1-Feb-28
4694759      ASHBURN               VA       20147      SFD       6.500       6.234      $1,959.42       360        1-Mar-28
4694792      POWAY                 CA       92064      SFD       7.250       6.500      $1,596.29       360        1-Jan-28
4694807      DOWNINGTOWN           PA       19335      SFD       7.250       6.500      $1,944.21       360        1-Feb-28
4694827      HUDSON                OH       44236      SFD       6.750       6.484      $1,520.32       360        1-Feb-28
4694875      CHICAGO               IL       60613      LCO       7.000       6.500      $2,243.41       360        1-Mar-28
4694925      HUNTINGTON BEACH      CA       92646      PUD       6.500       6.234      $3,160.35       360        1-Feb-28
4694956      VALLEY COTTAGE        NY       10989      SFD       7.000       6.500      $1,916.08       360        1-Feb-28
4694966      SAINT CHARLES         IL       60174      SFD       7.000       6.500      $1,649.96       360        1-Mar-28
4695121      PENFIELD              NY       14526      SFD       7.000       6.500      $1,620.02       360        1-Mar-28
4695212      ALPHARETTA            GA       30022      SFD       6.375       6.109      $1,590.87       360        1-Mar-28
4695226      CUPERTINO             CA       95014      SFD       7.000       6.500      $3,778.92       360        1-Feb-28
4695339      NEWTOWN               PA       18940      SFD       6.750       6.484      $2,295.39       360        1-Mar-28
4695539      LINCOLNSHIRE          IL       60069      SFD       6.875       6.500      $1,839.41       360        1-Feb-28
4695732      RIVERVALE             NJ       07675      SFD       6.750       6.484      $2,075.51       360        1-Feb-28
4695744      KENNESAW              GA       30144      SFD       7.250       6.500      $1,738.87       360        1-Feb-28
4695785      HIGHLAND VILLAGE      TX       75067      SFD       7.000       6.500      $2,039.72       360        1-Feb-28
4695791      LOS ANGELES           CA       90019      SFD       7.625       6.500      $1,734.10       360        1-Feb-28
4695804      CORAL SPRINGS         FL       33076      SFD       6.500       6.234      $1,718.60       360        1-Mar-28
4695832      CONIFER               CO       80433      SFD       6.875       6.500      $2,424.07       360        1-Mar-28
4696005      DAYTONA BEACH         FL       32118      HCO       7.000       6.500      $2,262.03       360        1-Mar-28
4696013      FAIRFAX               VA       22032      SFD       7.125       6.500      $1,637.14       360        1-Feb-28
4696110      CHICAGO               IL       60614      SFD       7.625       6.500      $1,949.98       360        1-Mar-28
4696140      SAN JUAN CAPISTRANO   CA       92675      SFD       6.625       6.359      $2,264.14       360        1-Mar-28
4696234      WOODBURY              MN       55125      SFD       6.750       6.484      $1,939.31       360        1-Feb-28
4696331      BOULDER               CO       80301      SFD       6.875       6.500      $2,171.48       360        1-Feb-28
4696366      PLEASANTON            CA       94566      SFD       6.875       6.500      $1,634.44       360        1-Feb-28
4696395      LOS ALTOS             CA       94024      SFD       7.000       6.500      $3,246.68       360        1-Feb-28
4696406      CINCINNATI            OH       45244      SFD       7.125       6.500      $1,751.67       360        1-Mar-28
4696413      MENDHAM               NJ       07945      SFD       6.750       6.484      $3,761.87       360        1-Mar-28
4696902      SAINT PETERSBURG      FL       33704      SFD       7.375       6.500      $1,864.83       360        1-Feb-28
4696905      WESTMINSTER           CO       80233      PUD       6.750       6.484      $2,594.40       360        1-Mar-28
4697085      NORTHAMPTON           PA       18954      SFD       6.625       6.359      $1,887.00       360        1-Mar-28
4697217      DUBLIN                OH       43017      SFD       6.375       6.109      $1,453.62       360        1-Feb-28
4697247      LINCROFT              NJ       07738      SFD       7.000       6.500      $1,729.79       360        1-Feb-28
4697282      RANCHO SANTA MARGARI  CA       92688      SFD       7.125       6.500      $1,886.42       360        1-Mar-28
4697360      KINGWOOD              TX       77345      SFD       6.750       6.484      $1,978.23       360        1-Mar-28
4697693      W. UNIVERSITY PLACE   TX       77005      SFD       6.750       6.484      $1,880.94       360        1-Mar-28
4697774      CORAL SPRINGS         FL       33071      SFD       6.375       6.109      $2,345.76       360        1-Feb-28
4697860      LEXINGTON             KY       40513      SFD       6.875       6.500      $1,962.91       360        1-Mar-28
4697910      PLANO                 TX       75093      SFD       6.750       6.484      $2,708.55       360        1-Feb-28
4697912      MARIETTA              GA       30067      SFD       7.000       6.500      $2,395.09       360        1-Feb-28
4697924      BRYN MAWR             PA       19010      SFD       6.500       6.234      $2,882.24       360        1-Mar-28
4697941      PLANO                 TX       75093      SFD       6.750       6.484      $1,950.99       360        1-Feb-28
4698013      LONETREE              CO       80124      SFD       6.500       6.234      $1,561.21       360        1-Mar-28
4698188      AURORA                IL       60504      SFD       6.875       6.500      $1,496.49       360        1-Mar-28
4698473      WOODBRIDGE            CT       06525      SFD       6.250       5.984      $1,724.01       360        1-Mar-28
4698484      BRANCHBURG            NJ       08876      SFD       7.500       6.500      $1,893.13       360        1-Feb-28
4698521      CHARLOTTE             NC       28277      SFD       6.625       6.359      $1,920.94       360        1-Feb-28
4698583      SCOTTSDALE            AZ       85259      SFD       6.375       6.109      $1,871.61       360        1-Feb-28
4698601      AVON LAKE             OH       44012      SFD       6.750       6.484      $1,498.27       360        1-Mar-28
4698694      FALL CITY             WA       98024      SFD       7.625       6.500      $1,808.77       360        1-Feb-28
4698778      WEST FRIENDSHIP       MD       21794      SFD       6.500       6.234      $1,580.18       360        1-Mar-28
4699011      WYCKOFF               NJ       07481      SFD       6.625       6.359      $2,305.12       360        1-Mar-28
4699054      FRESNO                CA       93711      SFD       6.750       6.484      $2,041.79       360        1-Mar-28
4699240      RANDOLPH              NJ       07869      SFD       6.750       6.484      $2,117.68       360        1-Mar-28
4699370      BREA                  CA       92821      SFD       6.625       6.359      $1,675.70       360        1-Mar-28
4699378      CARMEL                IN       46033      SFD       6.875       6.500      $1,575.98       360        1-Mar-28
4699510      KENT                  WA       98042      SFD       6.875       6.500      $1,537.22       360        1-Mar-28
4699515      LONGWOOD              FL       32779      SFD       6.875       6.500      $1,571.71       360        1-Mar-28
4699713      CARY                  NC       27511      SFD       6.875       6.500      $1,797.36       360        1-Mar-28
4699752      PLEASANT HILL         CA       94523      SFD       7.375       6.500      $1,620.67       360        1-Mar-28
4699755      MOUNT PROSPECT        IL       60056      SFD       7.000       6.500      $1,995.91       360        1-Feb-28
4699910      BELLE MEAD            NJ       08502      SFD       7.250       6.500      $1,896.46       360        1-Feb-28
4699918      SOUTH RIDING          VA       20152      SFD       7.250       6.500      $1,475.21       360        1-Feb-28
4699993      COLLIERVILLE          TN       38017      SFD       6.750       6.484      $1,937.04       360        1-Feb-28
4700002      EVANSVILLE            IN       47720      SFD       6.500       6.234      $1,931.60       360        1-Mar-28
4700093      HOUSTON               TX       77024      SFD       6.750       6.484      $1,712.30       360        1-Mar-28
4701059      PLYMOUTH              MN       55447      SFD       6.250       5.984      $1,754.80       360        1-Mar-28
4701220      ALPHARETTA            GA       30022      SFD       6.625       6.359      $1,664.81       360        1-Mar-28
4701526      COTO DE CAZA          CA       92679      PUD       6.875       6.500      $2,049.62       360        1-Feb-28
4701626      SAN FRANCISCO         CA       94109      HCO       6.750       6.484      $2,859.03       360        1-Mar-28
4701708      PLYMOUTH              MN       55447      SFD       7.125       6.500      $1,784.69       360        1-Mar-28
4701729      BERNARDSVILLE         NJ       07924      SFD       6.625       6.359      $1,517.54       360        1-Mar-28
4701882      ROSWELL               GA       30075      SFD       6.875       6.500      $2,246.70       360        1-Mar-28
4701964      BASKING RIDGE         NJ       07920      SFD       6.500       6.234      $2,528.28       360        1-Mar-28
4702040      YARDLEY               PA       19067      SFD       7.000       6.500      $1,962.64       360        1-Feb-28
4702143      BELLEVUE              WA       98006      SFD       6.875       6.500      $2,739.40       360        1-Feb-28
4702180      ALPHARETTA            GA       30022      SFD       6.750       6.484      $1,906.88       360        1-Mar-28
4702238      ESCONDIDO             CA       92025      SFD       7.000       6.500      $2,005.89       360        1-Mar-28
4702291      HERNDON               VA       20170      SFD       6.875       6.500      $2,069.33       360        1-Mar-28
4703005      NEWBURY PARK          CA       91319      SFD       6.750       6.484      $1,581.94       360        1-Mar-28
4703305      TUSTIN                CA       92780      SFD       7.000       6.500      $1,896.12       360        1-Feb-28
4703341      BEN LOMOND            CA       95005      SFD       6.625       6.359      $1,658.41       360        1-Feb-28
4703647      BETHEL                CT       06801      SFD       6.875       6.500      $2,512.76       360        1-Mar-28
4703909      SAN RAMON             CA       94583      SFD       6.625       6.359      $1,844.10       360        1-Mar-28
4704062      ANDOVER               MA       01810      SFD       7.250       6.500      $1,818.00       360        1-Mar-28
4704460      ISSAQUAH              WA       98027      SFD       7.000       6.500      $1,703.17       360        1-Mar-28
4704783      CANTON                OH       44718      SFD       6.875       6.500      $1,642.33       360        1-Mar-28
4704898      NOBLESVILLE           IN       46061      SFD       7.000       6.500      $1,995.91       360        1-Mar-28
4704908      ANAHEIM HILLS         CA       92807      SFD       7.125       6.500      $2,479.29       360        1-Mar-28
4705096      SKILLMAN              NJ       08558      SFD       6.875       6.500      $2,916.11       360        1-Mar-28
4705250      ISSAQUAH              WA       98029      SFD       6.625       6.359      $2,330.74       360        1-Feb-28
4705425      AUSTIN                TX       78750      SFD       6.875       6.500      $1,718.53       360        1-Feb-28
4706212      CORAL SPRINGS         FL       33076      SFD       7.500       6.500      $1,720.07       360        1-Feb-28
4706445      IRVING                TX       75063      SFD       6.875       6.500      $1,698.82       360        1-Feb-28
4706452      PLANO                 TX       75093      SFD       6.625       6.359      $2,561.24       360        1-Feb-28
4706658      PEACHTREE CITY        GA       30269      SFD       6.625       6.359      $1,607.19       360        1-Mar-28
4706713      ISSAQUAH              WA       98029      SFD       7.250       6.500      $1,706.81       360        1-Feb-28
4706950      DENVER                CO       80218      SFD       6.750       6.484      $2,552.89       360        1-Mar-28
4707365      ISSAQUAH              WA       98029      SFD       7.000       6.500      $2,134.63       360        1-Mar-28
4707548      WHEATON               IL       60187      SFD       7.000       6.500      $2,993.87       360        1-Mar-28
4707705      UNION                 KY       41091      SFD       6.750       6.484      $1,932.18       360        1-Mar-28
4708205      CYPRESS               TX       77429      SFD       6.875       6.500      $1,692.84       360        1-Mar-28
4708237      COLLIERVILLE          TN       38017      SFD       6.500       6.234      $1,864.61       360        1-Mar-28
4708840      BOSTON                MA       02116      LCO       6.875       6.500      $3,284.65       360        1-Mar-28
4709658      CORAL SPRINGS         FL       33071      SFD       7.250       6.500      $2,237.54       360        1-Feb-28
4710236      WYCKOFF               NJ       07481      SFD       6.625       6.359      $2,260.30       360        1-Mar-28
4710594      PHOENIX               AZ       85048      SFD       6.625       6.359      $1,680.18       360        1-Mar-28
4710609      NEW HOPE              PA       18938      SFD       6.875       6.500      $1,734.30       360        1-Mar-28
4710694      HOUSTON               TX       77024      SFD       6.875       6.500      $2,759.11       360        1-Mar-28
4710785      MORRISTOWN            NJ       07960      SFD       6.875       6.500      $4,007.27       360        1-Mar-28
4711359      ALPHARETTA            GA       30201      SFD       6.875       6.500      $1,809.84       360        1-Mar-28
4711723      SOUTHLAKE             TX       76092      SFD       6.625       6.359      $1,600.78       360        1-Mar-28
4713167      CASTLE ROCK           CO       80104      SFD       6.500       6.234      $1,946.77       360        1-Mar-28
4713387      COPPELL               TX       75019      SFD       7.250       6.500      $2,319.40       360        1-Mar-28
4713621      ANAHEIM               CA       92808      SFD       6.875       6.500      $1,566.78       360        1-Mar-28
4714078      MIAMI                 FL       33131      HCO       6.750       6.484      $1,524.21       360        1-Mar-28
4715018      LOS ALTOS             CA       94024      SFD       6.875       6.500      $4,926.97       360        1-Mar-28
4715784      CLAYTON               NC       27520      SFD       6.625       6.359      $1,536.75       360        1-Mar-28
4716291      WEST DES MOINES       IA       50265      SFD       6.875       6.500       $975.54        360        1-Feb-28
4717495      LOS ANGELES           CA       90293      SFD       7.375       6.500      $2,928.47       360        1-Jan-28
4717502      THE WOODLANDS         TX       77382      SFD       6.750       6.484      $2,106.33       360        1-Mar-28
4717564      LONG BEACH            CA       90803      SFD       7.375       6.500      $2,762.71       360        1-Jan-28
4717603      SAN DIEGO             CA       92128      SFD       7.250       6.500      $2,394.44       360        1-Jan-28
4717853      SAN JOSE              CA       95136      SFD       7.750       6.500      $2,024.59       360        1-Mar-28
6408338      HOLLISTER             CA       95023      SFD       8.000       6.500      $1,864.86       360        1-Sep-27
6507679      OAKLAND               CA       94611      SFD       7.750       6.500      $2,530.73       360        1-Jan-28



COUNT:     750
WAC:       7.050890295
WAM:       357.7477262
WALTV:     78.66720837


                  CUT-OFF
MORTGAGE            DATE                            MORTGAGE                T.O.P.       MASTER        FIXED
LOAN             PRINCIPAL                          INSURANCE   SERVICE    MORTGAGE      SERVICE      RETAINED
NUMBER            BALANCE       LTV      SUBSIDY      CODE        FEE        LOAN          FEE         YIELD
3580446          $88,321.26            90.0GD 3YR                0.250                    0.016        1.484
4554967         $328,000.00            80.0GD 5YR                0.250                    0.016          0
4566307         $812,623.85            80.0GD 3YR                0.250                    0.016        0.859
4573596         $240,000.00            79.27                     0.250                    0.016          0
4573995         $316,456.98            87.8GD 5YR                0.250                    0.016        0.859
4574773         $350,000.00            66.19                     0.250                    0.016        0.109
4577074         $249,922.11            95.0GD 6YR                0.250                    0.016        1.484
4578023         $268,068.54            89.63           06        0.250                    0.016          0
4579479         $285,600.00            78.86                     0.250                    0.016        0.234
4586815         $231,984.96            70.00                     0.250                    0.016        0.109
4587950         $246,241.91            80.00                     0.250                    0.016        1.109
4596117         $268,126.56            89.99                     0.250                    0.016        1.234
4597540         $300,000.00            43.67                     0.250                    0.016        0.109
4603172         $240,259.38            94.99                     0.250                    0.016        1.109
4606313         $299,561.79            94.61                     0.250                    0.016        0.859
4611209         $380,773.62            89.99                     0.250                    0.016        0.734
4611400         $395,950.00            89.99                     0.250                    0.016        0.109
4613406         $405,250.78            79.17                     0.250                    0.016          0
4614294         $299,506.75            52.95                     0.250                    0.016        0.234
4614412         $387,777.54            74.29                     0.250                    0.016        0.359
4614859         $309,364.41            80.00                     0.250                    0.016        0.609
4615909         $274,052.25            80.00                     0.250                    0.016          0
4616279         $237,019.50            89.99                     0.250                    0.016        0.609
4616565         $553,044.54            79.9GD 5YR                0.250                    0.016        0.109
4616867         $274,774.58            70.44                     0.250                    0.016        0.234
4617017         $477,528.96            80.00                     0.250                    0.016        0.359
4618744         $228,330.42            89.96                     0.250                    0.016        0.734
4618847         $282,299.65            94.9GD 3YR                0.250                    0.016        0.984
4619482         $249,795.07            69.70                     0.250                    0.016        0.234
4620502         $230,029.61            79.99                     0.250                    0.016        0.234
4621813         $234,623.03            82.4GD 3YR      17        0.250                    0.016        0.359
4622041         $257,361.83            80.00                     0.250                    0.016        0.234
4623117         $473,730.18            80.00                     0.250                    0.016          0
4625142         $348,694.37            81.52                     0.250                    0.016        0.734
4625748         $649,480.20            66.33                     0.250                    0.016        0.359
4625775         $274,075.15            79.9GD 8YR                0.250                    0.016        0.234
4625883         $299,494.48            80.00                     0.250                    0.016        0.109
4626034         $229,041.00            79.9GD 5YR                0.250                    0.016        0.484
4626077         $244,516.75            89.89                     0.250                    0.016        0.484
4626559         $265,742.53            90.00                     0.250                    0.016        0.484
4627214         $267,725.79            75.00                     0.250                    0.016        0.734
4627344         $314,398.82            73.57                     0.250                    0.016          0
4629039         $394,659.91            66.53                     0.250                    0.016          0
4629178         $254,257.18            95.00                     0.250                    0.016        1.234
4630454         $227,316.31            89.96           17        0.250                    0.016        0.109
4630586         $407,757.14            80.0GD 3YR                0.250                    0.016        0.109
4630921         $228,401.25            80.00                     0.250                    0.016          0
4631064         $285,800.00            80.0GD 5YR                0.250                    0.016        0.109
4631441         $227,217.09            95.00           17        0.250                    0.016        0.734
4631507         $229,621.84            55.76                     0.250                    0.016        0.234
4632613         $228,821.35            91.97           17        0.250                    0.016        0.484
4632833         $231,627.84            80.00                     0.250                    0.016        0.359
4633235         $372,550.00            79.99                     0.250                    0.016        0.234
4634078         $703,686.81            74.92                     0.250                    0.016        0.359
4634294         $487,846.56            80.00                     0.250                    0.016        0.234
4634676         $228,812.29            90.00           11        0.250                    0.016        0.734
4634854         $304,743.76            72.62                     0.250                    0.016        0.109
4635036         $416,266.70            80.00                     0.250                    0.016        0.234
4635665         $399,687.96            86.0GD 3YR                0.250                    0.016        0.484
4636246         $232,996.04            61.0GD 3YR                0.250                    0.016        0.609
4637216         $240,402.78            89.9GD 5YR                0.250                    0.016        0.234
4637338         $330,846.88            90.00                     0.250                    0.016        0.609
4638113         $286,911.35            94.99                     0.250                    0.016        0.609
4638267         $330,818.57            80.00                     0.250                    0.016          0
4638557         $372,884.37            89.98                     0.250                    0.016        1.109
4639218         $248,000.00            57.55                     0.250                    0.016          0
4639541         $292,007.11            90.00           17        0.250                    0.016        0.109
4639849         $262,264.69            64.99                     0.250                    0.016        0.359
4639986         $384,442.31            90.0GD 3YR                0.250                    0.016        0.359
4640014         $262,829.54            89.36                     0.250                    0.016        0.859
4641323         $280,830.75            79.99                     0.250                    0.016        0.484
4641339         $237,109.50            89.98           17        0.250                    0.016        0.234
4641883         $282,446.54            61.79                     0.250                    0.016        0.484
4642491         $615,421.67            79.99                     0.250                    0.016        0.484
4642509         $295,548.15            80.00                     0.250                    0.016        0.609
4643659         $246,362.40            89.1GD 3YR                0.250                    0.016        0.609
4643961         $371,403.25            84.55                     0.250                    0.016        0.359
4644085         $231,479.89            95.0GD 4YR                0.250                    0.016        1.109
4644206         $329,223.00            79.0GD 1YR                0.250                    0.016        0.484
4644588         $239,505.55            79.99                     0.250                    0.016        0.234
4644853         $299,506.75            50.68                     0.250                    0.016        0.234
4645011         $383,712.68            54.21                     0.250                    0.016          0
4645500         $598,621.88            72.29                     0.250                    0.016        0.609
4645622         $262,927.12            94.99                     0.250                    0.016        0.984
4645672         $238,822.22            90.00           11        0.250                    0.016        0.359
4645769         $261,133.38            78.68                     0.250                    0.016        0.234
4646041         $287,039.19            79.99                     0.250                    0.016        0.609
4646332         $237,440.86            79.99                     0.250                    0.016        0.609
4646504         $410,694.54            80.00                     0.250                    0.016        0.859
4646747         $320,284.37            80.00                     0.250                    0.016        0.984
4646750         $332,540.14            90.00                     0.250                    0.016        1.109
4646901         $390,579.58            79.79                     0.250                    0.016        0.234
4647242         $255,251.73            80.00                     0.250                    0.016        0.859
4647373         $391,670.66            80.00                     0.250                    0.016        0.109
4647397         $269,149.82            69.23                     0.250                    0.016        0.484
4647679         $922,393.08            70.0GD 3YR                0.250                    0.016        0.109
4647750         $411,099.70            80.00                     0.250                    0.016        0.859
4647787         $231,560.03            90.00           17        0.250                    0.016        0.234
4647934         $303,559.44            80.00                     0.250                    0.016          0
4648102         $356,427.32            70.0GD 6YR                0.250                    0.016        0.359
4648577         $317,930.11            89.99                     0.250                    0.016        1.109
4648823         $349,720.11            59.42                     0.250                    0.016        0.359
4649048         $347,122.19            90.00                     0.250                    0.016        0.359
4649082         $261,531.12            95.00           17        0.250                    0.016        1.609
4649639         $349,091.49            79.99                     0.250                    0.016        0.234
4650101         $243,331.63            79.97                     0.250                    0.016        0.109
4650350         $256,488.30            79.99                     0.250                    0.016        0.859
4650386         $235,710.32            84.81           12        0.250                    0.016        0.234
4650558         $334,150.81            52.93                     0.250                    0.016        0.109
4650781         $249,439.89            89.61                     0.250                    0.016        0.734
4650813         $264,075.70            79.55                     0.250                    0.016        0.359
4651482         $342,784.71            80.00                     0.250                    0.016        0.359
4651518         $329,050.00            79.99                     0.250                    0.016        0.109
4651522         $265,787.28            74.53                     0.250                    0.016        0.359
4651594         $295,602.99            80.00                     0.250                    0.016        0.234
4651706         $505,642.48            80.00                     0.250                    0.016          0
4651752         $292,797.69            69.98                     0.250                    0.016          0
4652302         $239,475.56            85.7GD 2YR                0.250                    0.016        0.859
4652420         $385,700.00            73.33                     0.250                    0.016          0
4652429         $263,317.05            90.00                     0.250                    0.016        0.859
4652860         $429,075.97            69.44                     0.250                    0.016        0.234
4652995         $251,019.84            90.00                     0.250                    0.016        0.484
4653404         $264,704.40            79.99                     0.250                    0.016        0.734
4653439         $293,516.61            66.82                     0.250                    0.016        0.234
4653446         $262,310.69            90.00                     0.250                    0.016        0.859
4653515        $1,497,533.75           65.22                     0.250                    0.016        0.234
4653532         $263,555.13            80.00                     0.250                    0.016        0.109
4653561         $847,792.10            47.7GD 1YR                0.250                    0.016          0
4653636         $264,400.00            79.99                     0.250                    0.016        0.109
4653688         $286,027.20            70.00                     0.250                    0.016        0.109
4653704         $448,873.38            80.00                     0.250                    0.016        0.109
4653754         $200,450.98            79.99                     0.250                    0.016        0.359
4653994         $248,030.15            90.0GD 5YR                0.250                    0.016        0.734
4654045         $260,198.21            90.00                     0.250                    0.016        0.609
4654184         $367,783.07            69.8GD 6YR                0.250                    0.016          0
4654358         $382,885.89            80.00                     0.250                    0.016        0.234
4654757         $400,700.25            80.00                     0.250                    0.016        0.734
4654848         $235,401.75            80.00                     0.250                    0.016        0.109
4654917         $245,884.90            94.87                     0.250                    0.016        1.234
4655174         $303,350.00            90.00                     0.250                    0.016        0.234
4655177         $541,058.38            80.00                     0.250                    0.016        0.234
4655200         $358,973.76            90.00                     0.250                    0.016        0.984
4655309         $226,923.31            66.42                     0.250                    0.016        0.109
4655396         $303,319.83            90.00                     0.250                    0.016        0.984
4655412         $237,636.69            80.00                     0.250                    0.016        0.609
4655649         $301,508.69            85.00           17        0.250                    0.016        0.359
4655853         $399,010.62            39.60                     0.250                    0.016        0.234
4655991         $236,428.02            82.58           11        0.250                    0.016        0.359
4656041         $231,466.54            89.99           17        0.250                    0.016        0.484
4656217         $280,702.87            80.00                     0.250                    0.016        0.234
4656584         $595,535.05            80.00                     0.250                    0.016        0.484
4656841         $287,522.13            69.99                     0.250                    0.016        0.109
4656863         $318,915.33            80.00                     0.250                    0.016        0.109
4657267         $363,142.77            68.68                     0.250                    0.016        0.484
4657296         $271,375.25            80.00                     0.250                    0.016        0.609
4657324         $232,367.31            79.99                     0.250                    0.016        0.234
4657462         $253,281.33            95.00                     0.250                    0.016        0.859
4657621         $369,131.91            90.0GD 4YR                0.250                    0.016          0
4657834         $293,990.39            76.93                     0.250                    0.016          0
4658051         $258,462.98            68.34                     0.250                    0.016        0.109
4658160         $238,304.50            79.99                     0.250                    0.016        0.234
4658242         $242,724.19            92.92                     0.250                    0.016        0.859
4658282         $358,098.89            70.00                     0.250                    0.016        0.109
4658308         $250,762.74            90.0GD 4YR                0.250                    0.016        0.109
4658362         $374,269.18            53.57                     0.250                    0.016          0
4658462         $259,500.89            54.45                     0.250                    0.016        0.234
4658550         $339,714.36            68.97                     0.250                    0.016        0.109
4658648         $285,097.62            90.00                     0.250                    0.016        0.609
4658663         $239,624.41            88.76           17        0.250                    0.016        0.484
4659114         $259,140.02            80.00                     0.250                    0.016        0.234
4659277         $315,453.12            80.00                     0.250                    0.016        0.234
4659398         $289,511.32            73.51                     0.250                    0.016        0.109
4659507         $339,467.93            79.07                     0.250                    0.016        0.484
4659733         $307,238.15            80.00                     0.250                    0.016        0.234
4659774         $229,155.94            69.49                     0.250                    0.016        0.609
4659927         $235,544.11            73.78                     0.250                    0.016        0.484
4659964         $233,605.69            80.00                     0.250                    0.016        0.109
4660061         $459,603.94            80.0GD 6YR                0.250                    0.016          0
4660086         $247,430.38            80.00                     0.250                    0.016        0.609
4660136         $260,693.25            95.00                     0.250                    0.016        0.984
4660175         $273,469.89            70.00                     0.250                    0.016        0.109
4660324         $265,418.73            95.0GD 2YR                0.250                    0.016        0.859
4660359         $399,226.14            72.71                     0.250                    0.016        0.109
4660452         $268,332.88            90.00                     0.250                    0.016        0.984
4660602         $292,036.39            95.00                     0.250                    0.016        1.484
4660801         $263,107.65            87.83           17        0.250                    0.016        0.734
4660806         $244,056.59            61.25                     0.250                    0.016          0
4660849         $273,885.00            90.00           17        0.250                    0.016        0.734
4660933         $261,758.18            95.0GD 3YR      17        0.250                    0.016        0.109
4661110         $468,634.13            70.10                     0.250                    0.016        0.484
4661112         $379,105.30            80.00                     0.250                    0.016        0.484
4661154         $349,565.56            90.00           17        0.250                    0.016        0.609
4661262         $299,530.53            79.05                     0.250                    0.016        0.484
4661314         $247,786.47            67.39                     0.250                    0.016          0
4661373         $404,916.53            80.0GD 3YR                0.250                    0.016        0.109
4661534         $423,643.79            80.00                     0.250                    0.016        0.109
4661592         $259,776.14            65.8GD30YR                0.250                    0.016          0
4661684         $324,465.63            86.67           17        0.250                    0.016        0.234
4661778         $530,156.06            80.00                     0.250                    0.016        0.234
4661790         $235,770.62            79.99                     0.250                    0.016        0.734
4662055         $268,164.82            76.86                     0.250                    0.016        0.484
4662132         $374,383.43            42.86                     0.250                    0.016        0.234
4662139         $259,582.93            64.20                     0.250                    0.016        0.359
4662203         $229,612.43            75.56                     0.250                    0.016        0.109
4662242         $332,491.67            90.0GD 4YR                0.250                    0.016        0.609
4662550         $230,713.68            90.00           11        0.250                    0.016        0.109
4662739         $232,900.74            90.00                     0.250                    0.016        1.109
4663026         $449,222.92            77.65                     0.250                    0.016          0
4663079         $339,455.82            85.0GD 3YR      17        0.250                    0.016        0.609
4663243         $284,259.70            43.18                     0.250                    0.016          0
4663411         $229,444.91            52.87                     0.250                    0.016        0.359
4663436         $407,039.38            80.00                     0.250                    0.016        0.484
4663476         $259,792.08            52.00                     0.250                    0.016        0.359
4663500         $279,572.55            80.00                     0.250                    0.016        0.609
4663546         $279,528.17            74.17                     0.250                    0.016        0.109
4663635         $309,650.00            79.99                     0.250                    0.016        0.359
4663735         $320,587.35            79.27                     0.250                    0.016        0.484
4663757         $254,265.78            95.00                     0.250                    0.016        1.359
4663810         $229,806.77            59.35                     0.250                    0.016        0.109
4663927         $263,208.90            80.00                     0.250                    0.016        0.734
4663951         $173,827.73            80.00                     0.250                    0.016        0.859
4664196         $299,293.66            54.15                     0.250                    0.016        0.484
4664222         $261,065.61            94.31                     0.250                    0.016        0.984
4664247         $270,522.24            79.99                     0.250                    0.016        0.984
4664464         $442,054.88            80.00                     0.250                    0.016        0.484
4664706         $256,080.49            79.99                     0.250                    0.016        0.359
4664765         $244,625.99            83.44                     0.250                    0.016        0.609
4665081         $395,316.18            80.00                     0.250                    0.016          0
4665169         $228,544.87            79.90                     0.250                    0.016          0
4665228         $312,958.64            80.00                     0.250                    0.016          0
4665318         $241,733.75            95.00                     0.250                    0.016        0.984
4665466         $247,386.59            80.00                     0.250                    0.016        0.234
4665643         $323,758.54            90.00                     0.250                    0.016        0.734
4665665         $269,577.47            73.37                     0.250                    0.016        0.484
4665791         $231,365.44            80.00                     0.250                    0.016          0
4666101         $292,341.78            79.99                     0.250                    0.016        0.484
4666126         $447,650.00            80.00                     0.250                    0.016        0.109
4666173         $236,648.58            80.00                     0.250                    0.016        0.109
4666300         $264,449.27            94.98                     0.250                    0.016        1.109
4666477         $255,397.24            83.39           17        0.250                    0.016        0.484
4666620         $266,050.92            79.99                     0.250                    0.016        0.109
4666638         $280,292.37            94.9GD 2YR                0.250                    0.016        0.859
4666716         $433,784.87            68.50                     0.250                    0.016          0
4666773         $285,940.58            80.00                     0.250                    0.016        0.359
4666816         $343,334.56            80.00                     0.250                    0.016        0.234
4666834         $257,206.77            89.99                     0.250                    0.016        0.609
4666924         $304,117.12            79.98                     0.250                    0.016        0.734
4667079         $375,157.61            80.00                     0.250                    0.016        0.734
4667107         $345,000.00            53.91                     0.250                    0.016        0.234
4667206         $444,268.34            76.07                     0.250                    0.016        0.234
4667232         $254,570.31            85.00           17        0.250                    0.016        0.109
4667301         $379,060.09            69.72                     0.250                    0.016        0.234
4667434         $393,020.14            63.81                     0.250                    0.016          0
4667499         $267,384.45            80.00                     0.250                    0.016        0.609
4667600         $236,955.60            90.00           17        0.250                    0.016        0.234
4667605         $236,610.33            72.48                     0.250                    0.016        0.234
4667715         $334,738.66            48.9GD 3YR                0.250                    0.016        0.484
4667822         $248,638.41            86.16           17        0.250                    0.016        0.859
4667825         $296,761.26            79.99                     0.250                    0.016        0.234
4667834         $229,333.89            87.25                     0.250                    0.016        0.859
4667927         $253,340.23            80.00                     0.250                    0.016          0
4668103         $239,335.98            79.98                     0.250                    0.016          0
4668239         $283,331.30            94.98                     0.250                    0.016        0.484
4668447         $276,531.02            90.00                     0.250                    0.016        0.359
4668606         $314,800.00            80.00                     0.250                    0.016        0.359
4668762         $261,357.35            80.00                     0.250                    0.016        0.109
4668813         $323,480.26            80.00                     0.250                    0.016        0.359
4668982         $266,971.55            71.81                     0.250                    0.016        0.109
4669196         $329,443.93            64.72                     0.250                    0.016        0.109
4669237         $423,026.13            89.83           17        0.250                    0.016        0.609
4669238         $599,061.05            79.44                     0.250                    0.016        0.484
4669314         $373,208.63            90.0GD 6YR                0.250                    0.016        0.484
4669333         $287,669.77            90.00                     0.250                    0.016        0.359
4669463         $430,000.00            78.9GD 6YR                0.250                    0.016        0.234
4669591         $255,374.01            95.00                     0.250                    0.016        0.734
4669608         $408,586.86            80.00                     0.250                    0.016        0.234
4669628         $241,981.43            80.00                     0.250                    0.016          0
4669699         $299,765.97            49.18                     0.250                    0.016        0.484
4669848         $466,813.69            80.00                     0.250                    0.016        0.109
4669889         $349,720.11            69.52                     0.250                    0.016        0.359
4669943         $255,589.34            80.00                     0.250                    0.016        0.359
4670002         $350,608.19            80.00                     0.250                    0.016        0.109
4670082         $229,666.00            69.72                     0.250                    0.016        0.859
4670277         $302,501.81            76.71                     0.250                    0.016        0.234
4670284         $279,670.56            73.6GD 3YR                0.250                    0.016        0.234
4670298         $261,056.11            95.00                     0.250                    0.016        0.734
4670350         $302,988.58            80.00                     0.250                    0.016        0.109
4670362         $243,799.99            80.00                     0.250                    0.016        0.234
4670388         $147,304.40            90.00           17        0.250                    0.016        0.609
4670478         $253,991.91            80.00                     0.250                    0.016        0.359
4670619         $329,341.32            82.00           17        0.250                    0.016        0.484
4670636         $341,134.76            90.00                     0.250                    0.016        0.484
4670678         $270,777.86            80.00                     0.250                    0.016        0.234
4670878         $726,018.95            75.0GD 2YR                0.250                    0.016        0.359
4670898         $368,351.99            80.00                     0.250                    0.016        0.609
4671018         $356,692.63            70.00                     0.250                    0.016          0
4671136         $303,662.92            79.99                     0.250                    0.016        0.484
4671170         $370,140.04            90.00           17        0.250                    0.016        0.234
4671241         $283,331.30            80.00                     0.250                    0.016        0.484
4671256         $249,578.72            80.00                     0.250                    0.016        0.109
4671263         $281,929.61            79.99                     0.250                    0.016        0.734
4671264         $335,228.27            80.00                     0.250                    0.016        0.609
4671351         $267,320.67            58.26                     0.250                    0.016        0.109
4671454         $249,795.07            65.79                     0.250                    0.016        0.234
4671740         $270,346.86            95.00                     0.250                    0.016        0.734
4671746         $289,359.86            95.00                     0.250                    0.016        1.234
4671804         $349,424.54            72.02                     0.250                    0.016        0.234
4671974         $299,257.96            70.92                     0.250                    0.016        0.234
4672023         $279,461.96            90.00                     0.250                    0.016        0.484
4672181         $229,921.36            89.96           06        0.250                    0.016        0.234
4672323         $282,458.84            94.99                     0.250                    0.016        1.109
4672329         $447,911.73            79.99                     0.250                    0.016        0.109
4672352         $323,890.78            84.99           33        0.250                    0.016        0.359
4672574         $255,540.35            75.00                     0.250                    0.016        0.234
4672612         $250,000.00            66.31                     0.250                    0.016        0.109
4672646         $283,533.06            80.00                     0.250                    0.016        0.234
4672702         $295,751.32            80.00                     0.250                    0.016        0.109
4672744         $334,838.09            76.68                     0.250                    0.016        0.609
4672750         $261,989.35            80.0GD 6YR                0.250                    0.016        0.484
4672753         $240,840.86            90.00                     0.250                    0.016        0.734
4672757         $318,731.99            51.53                     0.250                    0.016        0.109
4672920         $239,406.36            80.00                     0.250                    0.016        0.234
4672971         $228,623.47            79.24                     0.250                    0.016        0.234
4673005         $459,649.97            53.49                     0.250                    0.016        0.609
4673015         $260,591.54            90.00                     0.250                    0.016        0.484
4673105         $351,435.35            80.00                     0.250                    0.016        0.359
4673132         $393,668.99            80.00                     0.250                    0.016        0.109
4673211         $256,299.90            90.00                     0.250                    0.016        0.484
4673231         $445,350.00            90.0GD 5YR                0.250                    0.016        0.609
4673337         $231,632.23            95.00                     0.250                    0.016        0.859
4673559         $251,777.66            90.00                     0.250                    0.016          0
4673573         $242,610.19            90.00           12        0.250                    0.016        0.359
4673649         $259,242.05            76.45                     0.250                    0.016        0.109
4673668         $418,961.12            63.64                     0.250                    0.016        0.234
4673746         $323,467.27            80.00                     0.250                    0.016        0.234
4673763         $336,997.49            90.0GD 3YR                0.250                    0.016        0.734
4674346         $301,039.75            90.00                     0.250                    0.016        0.609
4674690         $298,748.80            94.92           17        0.250                    0.016        0.109
4674730         $263,408.53            80.00                     0.250                    0.016        0.734
4674972         $422,853.10            80.00                     0.250                    0.016        0.234
4675485         $245,296.03            89.11                     0.250                    0.016        0.234
4675554         $284,772.09            56.66                     0.250                    0.016        0.359
4675621         $395,667.31            80.0GD 6YR                0.250                    0.016        0.109
4676721         $287,752.03            80.00                     0.250                    0.016          0
4676745         $399,294.26            72.73                     0.250                    0.016          0
4676790         $455,250.26            80.00                     0.250                    0.016        0.234
4676852         $248,727.42            90.00           17        0.250                    0.016        0.609
4676883         $263,555.13            80.00                     0.250                    0.016        0.109
4676895         $169,696.41            79.96                     0.250                    0.016        0.109
4676934         $290,478.79            95.00                     0.250                    0.016        0.609
4676939         $373,500.00            90.00                     0.250                    0.016        0.109
4676942         $365,292.84            80.00                     0.250                    0.016        0.109
4676971         $277,796.02            79.74                     0.250                    0.016        0.859
4677040         $246,787.34            95.00           17        0.250                    0.016          0
4677184         $250,000.00            63.29                     0.250                    0.016          0
4677230         $249,453.69            53.30                     0.250                    0.016        0.859
4677320         $499,177.91            73.92                     0.250                    0.016        0.234
4677325         $430,083.55            79.99                     0.250                    0.016        0.234
4677440         $232,186.94            94.90                     0.250                    0.016        1.234
4677505         $349,010.89            80.00                     0.250                    0.016        0.109
4677619         $227,813.11            80.00                     0.250                    0.016        0.234
4677697         $299,494.48            45.80                     0.250                    0.016        0.109
4677736         $299,564.34            69.85                     0.250                    0.016        0.859
4677823         $282,361.57            79.99                     0.250                    0.016          0
4677824         $304,500.00            70.00                     0.250                    0.016          0
4677995         $339,427.08            80.00                     0.250                    0.016        0.109
4678129         $299,735.31            48.54                     0.250                    0.016          0
4678235         $269,784.08            76.0GD 3YR                0.250                    0.016        0.359
4678239         $459,186.05            80.00                     0.250                    0.016          0
4678283         $384,000.00            80.0GD 3YR                0.250                    0.016          0
4678316         $257,283.66            76.30                     0.250                    0.016        0.109
4678326         $258,521.71            90.00                     0.250                    0.016          0
4678360         $275,898.77            90.00                     0.250                    0.016        0.859
4678390         $254,000.00            75.82                     0.250                    0.016        0.109
4678464         $335,631.38            80.00                     0.250                    0.016        0.359
4678473         $264,850.00            85.00                     0.250                    0.016        0.234
4678510         $282,778.78            86.28                     0.250                    0.016        0.484
4678612         $268,754.21            72.94                     0.250                    0.016        0.484
4678625         $263,150.00            95.00                     0.250                    0.016        0.484
4678651         $125,904.11            90.00           06        0.250                    0.016        0.609
4678655         $227,513.35            89.29                     0.250                    0.016        0.234
4678688         $372,943.88            90.00                     0.250                    0.016        0.734
4678804         $236,715.19            94.80                     0.250                    0.016        0.484
4678809         $252,594.16            72.70                     0.250                    0.016        0.359
4678933         $267,537.20            80.00                     0.250                    0.016          0
4678943         $471,161.52            79.99                     0.250                    0.016        0.484
4678972         $278,000.00            73.54                     0.250                    0.016          0
4679087         $270,538.78            79.99                     0.250                    0.016        0.484
4679206         $599,013.49            61.07                     0.250                    0.016        0.234
4679355         $272,451.29            69.99                     0.250                    0.016        0.234
4679436         $309,739.56            60.78                     0.250                    0.016        0.109
4679566         $298,725.69            75.95                     0.250                    0.016        0.484
4679748         $479,625.55            80.00                     0.250                    0.016        0.484
4679983         $524,590.45            79.55                     0.250                    0.016        0.484
4680040         $263,288.76            80.00                     0.250                    0.016        0.484
4680052         $234,033.17            80.00                     0.250                    0.016        0.484
4680440         $549,139.30            84.62                     0.250                    0.016        0.484
4680497         $259,593.12            80.00                     0.250                    0.016        0.484
4680560         $321,508.45            74.88                     0.250                    0.016        0.609
4680758         $234,406.62            90.00           17        0.250                    0.016        0.609
4680829         $349,410.21            58.53                     0.250                    0.016        0.109
4680855         $284,772.09            70.3GD 2YR                0.250                    0.016        0.359
4680941         $267,774.85            80.0GD 3YR                0.250                    0.016        0.109
4680992         $251,788.28            80.00                     0.250                    0.016        0.109
4681111         $375,667.24            90.00                     0.250                    0.016        0.984
4681183         $499,579.93            48.78                     0.250                    0.016        0.109
4681327         $346,236.34            90.00                     0.250                    0.016        0.609
4681363         $249,379.78            80.00                     0.250                    0.016          0
4681396         $243,619.06            90.00                     0.250                    0.016        0.734
4681491         $228,242.26            90.00           17        0.250                    0.016        0.484
4681527         $339,721.30            80.00                     0.250                    0.016        0.234
4681657         $369,689.15            67.52                     0.250                    0.016        0.109
4681684         $299,530.53            94.94           17        0.250                    0.016        0.484
4681723         $310,039.30            79.99                     0.250                    0.016        0.109
4681889         $227,304.12            70.00                     0.250                    0.016          0
4681934         $234,623.03            88.68                     0.250                    0.016        0.359
4682013         $449,295.78            40.00                     0.250                    0.016        0.484
4682018         $282,329.58            80.00                     0.250                    0.016        0.484
4682031         $374,107.93            90.00                     0.250                    0.016        0.484
4682051         $333,439.67            89.36                     0.250                    0.016        0.484
4682075         $248,000.00            82.67                     0.250                    0.016          0
4682188         $399,342.33            80.00                     0.250                    0.016        0.234
4682351         $237,155.09            95.00                     0.250                    0.016        0.859
4682385         $251,664.66            83.45           17        0.250                    0.016          0
4682492         $372,885.89            90.00           17        0.250                    0.016        0.234
4682502         $279,734.32            80.00                     0.250                    0.016          0
4682503         $247,166.75            90.00                     0.250                    0.016        1.234
4682528         $234,594.20            75.20                     0.250                    0.016          0
4682550         $349,698.65            51.55                     0.250                    0.016          0
4682557         $249,578.72            62.6GD 3YR                0.250                    0.016        0.109
4682584         $233,512.87            62.57                     0.250                    0.016        0.359
4682705         $264,843.23            95.00           06        0.250                    0.016        0.484
4682716         $249,789.96            85.91                     0.250                    0.016        0.109
4682750         $279,822.19            95.00                     0.250                    0.016        0.609
4682755         $263,922.56            79.99                     0.250                    0.016          0
4682819         $257,738.56            75.21                     0.250                    0.016        0.234
4682849         $233,662.07            80.00                     0.250                    0.016        0.609
4682864         $856,223.24            70.00                     0.250                    0.016        0.734
4682873         $259,792.08            72.63                     0.250                    0.016        0.359
4682939         $258,208.22            95.00                     0.250                    0.016        0.734
4683018         $484,692.45            80.00                     0.250                    0.016        0.109
4683023         $322,860.21            90.00                     0.250                    0.016        0.734
4683025         $234,812.07            74.60                     0.250                    0.016        0.359
4683183         $289,323.51            90.00                     0.250                    0.016        0.234
4683214         $313,520.79            79.38                     0.250                    0.016        0.109
4683227         $364,229.49            90.00                     0.250                    0.016        0.734
4683237         $239,798.37            67.61                     0.250                    0.016        0.109
4683280         $279,770.48            80.00                     0.250                    0.016        0.234
4683310         $308,290.29            95.0GD 3YR                0.250                    0.016        0.734
4683370         $266,731.18            95.00                     0.250                    0.016        0.234
4683402         $271,285.23            90.00                     0.250                    0.016        0.609
4683419         $513,800.00            80.00                     0.250                    0.016        0.234
4683464         $259,551.02            80.00                     0.250                    0.016          0
4683484         $209,646.12            80.00                     0.250                    0.016        0.109
4683505         $505,574.90            74.85                     0.250                    0.016        0.109
4683540         $274,690.40            89.76                     0.250                    0.016        0.734
4683551         $249,410.07            80.00                     0.250                    0.016        0.609
4683573         $499,177.91            79.37                     0.250                    0.016        0.234
4683653         $263,544.12            86.59           17        0.250                    0.016          0
4683817         $316,733.68            55.08                     0.250                    0.016        0.109
4683837         $326,001.75            90.00                     0.250                    0.016        0.609
4683913         $243,586.77            70.92                     0.250                    0.016        0.734
4683944         $234,743.94            80.00                     0.250                    0.016          0
4684026         $231,405.43            80.00                     0.250                    0.016        0.109
4684041         $254,610.72            85.71           17        0.250                    0.016        0.609
4684135         $364,308.43            79.99                     0.250                    0.016        0.359
4684141         $249,578.72            58.41                     0.250                    0.016        0.109
4684159         $245,115.55            79.97                     0.250                    0.016        0.484
4684190         $232,750.00            79.98                     0.250                    0.016          0
4684229         $300,000.00            75.9GD 8YR                0.250                    0.016          0
4684302         $399,319.41            77.0GD 6YR                0.250                    0.016        0.234
4684333         $439,344.86            68.75                     0.250                    0.016        0.734
4684449         $241,802.85            78.16                     0.250                    0.016        0.609
4684487         $297,098.51            79.36                     0.250                    0.016        0.109
4684584         $495,583.82            80.00                     0.250                    0.016        0.234
4684599         $330,165.48            84.99           17        0.250                    0.016          0
4684612         $334,718.55            74.44                     0.250                    0.016        0.109
4684624         $246,650.21            95.00                     0.250                    0.016        0.984
4684655         $250,344.62            69.9GD 1YR                0.250                    0.016        0.234
4684757         $419,342.72            80.00                     0.250                    0.016        0.484
4684786         $328,230.32            68.56                     0.250                    0.016        0.234
4684802         $275,058.05            94.67                     0.250                    0.016        0.359
4684868         $254,785.77            83.61           12        0.250                    0.016        0.109
4684892         $326,069.02            79.24                     0.250                    0.016          0
4684901         $435,283.14            75.70                     0.250                    0.016        0.234
4684909          $79,932.78            66.67                     0.250                    0.016        0.109
4684992         $287,791.55            80.00                     0.250                    0.016        0.859
4684994         $385,675.71            80.00                     0.250                    0.016        0.109
4685000         $301,139.59            80.00                     0.250                    0.016        0.609
4685001         $431,645.89            74.48                     0.250                    0.016        0.234
4685063         $290,210.14            90.00           12        0.250                    0.016        0.109
4685066         $443,653.63            80.00                     0.250                    0.016        0.484
4685108         $235,602.31            80.00                     0.250                    0.016        0.109
4685123         $399,680.12            65.63                     0.250                    0.016        0.359
4685124         $333,026.80            80.00                     0.250                    0.016        0.234
4685140         $304,500.00            70.00                     0.250                    0.016        0.109
4685243         $245,793.33            79.87                     0.250                    0.016        0.109
4685279         $379,405.33            80.00                     0.250                    0.016        0.484
4685305         $328,224.01            90.00                     0.250                    0.016        0.109
4685316         $353,402.85            90.00                     0.250                    0.016        0.109
4685417         $236,000.00            80.00                     0.250                    0.016          0
4685456         $339,440.98            68.14                     0.250                    0.016        0.234
4685777         $254,011.65            80.00                     0.250                    0.016        0.609
4685935         $423,760.84            89.99                     0.250                    0.016        0.359
4686046         $253,801.85            80.00                     0.250                    0.016        0.484
4686068         $239,803.27            80.00                     0.250                    0.016        0.234
4686088         $249,784.75            84.75           11        0.250                    0.016          0
4686148         $259,551.02            80.00                     0.250                    0.016          0
4686227         $299,506.75            57.16                     0.250                    0.016        0.234
4686262         $265,972.66            80.00                     0.250                    0.016        0.359
4686377         $299,754.09            75.00                     0.250                    0.016        0.234
4686434         $246,834.27            95.00                     0.250                    0.016        1.234
4686489         $247,281.64            90.0GD 4YR                0.250                    0.016          0
4686548         $332,000.00            80.00                     0.250                    0.016        0.109
4686575         $291,748.59            80.00                     0.250                    0.016          0
4686587         $387,665.93            80.0GD 3YR                0.250                    0.016          0
4686709         $242,600.46            72.9GD 3YR                0.250                    0.016        0.234
4686722         $195,754.61            79.99                     0.250                    0.016        0.734
4686733         $329,336.42            80.0GD 4YR                0.250                    0.016        0.359
4686735         $429,620.62            59.3GD 3YR                0.250                    0.016          0
4686805         $253,815.92            71.89                     0.250                    0.016        0.359
4686814         $314,100.00            90.00                     0.250                    0.016        0.359
4686826         $289,499.22            79.97                     0.250                    0.016          0
4686977         $188,852.56            90.00           13        0.250                    0.016        0.484
4687005         $266,764.42            72.75                     0.250                    0.016          0
4687031         $256,304.82            90.00                     0.250                    0.016        0.609
4687099         $233,624.64            80.00                     0.250                    0.016        0.359
4687107         $278,559.95            80.00                     0.250                    0.016          0
4687116         $289,750.31            69.71                     0.250                    0.016          0
4687309         $244,594.33            90.00           11        0.250                    0.016        0.109
4687335         $293,539.91            79.97                     0.250                    0.016        0.484
4687344         $281,463.34            90.00                     0.250                    0.016        0.109
4687390         $230,809.82            80.00                     0.250                    0.016        0.234
4687619         $231,858.64            70.00                     0.250                    0.016        0.109
4687635         $267,706.10            95.00                     0.250                    0.016        0.859
4687788         $524,558.93            71.92                     0.250                    0.016        0.109
4687839         $261,679.97            90.00           06        0.250                    0.016        0.109
4687850         $259,770.61            71.23                     0.250                    0.016          0
4687908         $369,420.99            75.36                     0.250                    0.016        0.484
4687948         $325,526.28            90.00           17        0.250                    0.016        0.109
4687958         $278,800.00            85.00           33        0.250                    0.016        0.109
4688150         $999,117.72            62.89                     0.250                    0.016          0
4688176         $261,380.22            80.00                     0.250                    0.016        0.109
4688211         $260,730.77            90.00                     0.250                    0.016        0.109
4688254         $355,708.19            80.00                     0.250                    0.016        0.234
4688273         $382,629.45            80.00                     0.250                    0.016        0.734
4688319         $318,525.35            84.96                     0.250                    0.016          0
4688476         $350,697.80            69.92                     0.250                    0.016          0
4688533         $329,722.76            80.00                     0.250                    0.016        0.109
4688711         $231,795.30            80.0GD 3YR                0.250                    0.016          0
4688726         $262,010.22            95.00                     0.250                    0.016        0.859
4688749         $295,645.23            79.99                     0.250                    0.016          0
4688755         $292,000.00            80.00                     0.250                    0.016        0.234
4688822         $238,309.27            90.00                     0.250                    0.016        0.359
4688863         $231,805.09            80.00                     0.250                    0.016        0.109
4688915         $297,267.92            79.99                     0.250                    0.016        0.484
4688967         $352,503.60            80.00                     0.250                    0.016        0.109
4688991         $548,895.23            74.3GD 3YR                0.250                    0.016          0
4689143         $309,150.00            80.0GD 6YR                0.250                    0.016        0.234
4689172         $272,792.26            88.06           12        0.250                    0.016        0.609
4689249         $230,000.00            64.61                     0.250                    0.016        0.484
4689259         $467,144.27            89.90                     0.250                    0.016        0.609
4689299         $244,794.17            79.80                     0.250                    0.016        0.109
4689301         $273,000.00            93.17           06        0.250                    0.016        0.359
4689329         $321,929.31            90.00                     0.250                    0.016        0.109
4689423         $349,705.95            49.65                     0.250                    0.016        0.109
4689518         $276,800.00            80.00                     0.250                    0.016          0
4689627         $368,674.44            90.00                     0.250                    0.016          0
4689756         $355,672.32            79.99                     0.250                    0.016        0.484
4689895         $279,900.00            58.32                     0.250                    0.016        0.109
4689988         $244,000.00            79.61                     0.250                    0.016          0
4690043         $265,371.32            90.00           06        0.250                    0.016          0
4690139         $239,510.33            94.99                     0.250                    0.016        0.984
4690142         $239,698.45            79.99                     0.250                    0.016        0.109
4690181         $241,007.12            90.00           17        0.250                    0.016        0.359
4690229        $1,000,000.00           39.60                     0.250                    0.016        0.234
4690374         $291,754.68            80.00                     0.250                    0.016        0.109
4690470         $295,719.12            93.66                     0.250                    0.016        0.484
4690492         $279,758.92            56.00                     0.250                    0.016          0
4690493         $499,569.50            56.56                     0.250                    0.016          0
4690576         $245,782.95            84.84           17        0.250                    0.016          0
4690697         $239,738.29            80.00                     0.250                    0.016          0
4690723         $295,757.37            80.00                     0.250                    0.016        0.234
4690923         $371,687.47            80.00                     0.250                    0.016        0.109
4691005         $393,600.00            80.00                     0.250                    0.016        0.234
4691015         $399,672.12            58.39                     0.250                    0.016        0.234
4691108         $424,606.36            77.27                     0.250                    0.016          0
4691235         $412,000.00            80.00                     0.250                    0.016        0.109
4691296         $411,286.81            80.00                     0.250                    0.016        0.609
4691364         $359,726.06            89.66                     0.250                    0.016        0.609
4691389         $571,531.13            80.0GD 4YR                0.250                    0.016        0.234
4691407         $242,790.78            87.93                     0.250                    0.016          0
4691483         $250,000.00            86.21           17        0.250                    0.016        0.359
4691618         $242,201.30            80.00                     0.250                    0.016        0.234
4691718         $399,629.52            76.19                     0.250                    0.016          0
4691778         $399,325.97            76.63                     0.250                    0.016        0.109
4691905         $294,500.00            84.99                     0.250                    0.016        0.234
4691951         $384,484.58            81.87                     0.250                    0.016        0.234
4691976         $266,050.00            79.99                     0.250                    0.016        0.234
4692002         $238,304.50            90.00                     0.250                    0.016        0.234
4692056         $274,751.39            72.37                     0.250                    0.016          0
4692412         $312,000.00            80.00                     0.250                    0.016          0
4692413         $455,644.27            80.00                     0.250                    0.016        0.484
4692693         $299,735.31            75.95                     0.250                    0.016          0
4692945         $299,760.09            94.49           06        0.250                    0.016        0.359
4692970         $379,703.56            80.00                     0.250                    0.016        0.484
4693129         $274,800.00            89.9GD 1YR                0.250                    0.016          0
4693174         $309,726.49            75.24                     0.250                    0.016          0
4693215         $247,286.90            90.00           17        0.250                    0.016          0
4693288         $349,705.95            77.26                     0.250                    0.016        0.109
4693506         $378,865.44            80.0GD 6YR                0.250                    0.016          0
4693679         $576,000.00            80.00                     0.250                    0.016          0
4693705         $280,000.00            73.68                     0.250                    0.016        0.234
4693755         $388,000.00            80.0GD 4YR                0.250                    0.016        0.109
4693773         $255,200.00            80.00                     0.250                    0.016        0.234
4693788         $543,143.31            80.00                     0.250                    0.016        0.109
4693795         $290,000.00            49.57                     0.250                    0.016          0
4693988         $373,450.00            70.00                     0.250                    0.016          0
4694099         $256,500.00            90.00                     0.250                    0.016        0.359
4694338         $261,001.24            80.00                     0.250                    0.016        0.609
4694603         $257,000.00            76.2GD 5YR                0.250                    0.016          0
4694671         $268,000.00            57.02                     0.250                    0.016          0
4694736         $269,761.78            64.30                     0.250                    0.016          0
4694759         $310,000.00            77.74                     0.250                    0.016          0
4694792         $233,633.82            80.00                     0.250                    0.016        0.484
4694807         $284,777.67            95.00                     0.250                    0.016        0.484
4694827         $234,198.18            80.0GD 2YR                0.250                    0.016          0
4694875         $337,200.00            89.99                     0.250                    0.016        0.234
4694925         $499,547.98            78.86                     0.250                    0.016          0
4694956         $287,763.92            90.00                     0.250                    0.016        0.234
4694966         $248,000.00            80.00                     0.250                    0.016        0.234
4695121         $243,500.00            84.99           06        0.250                    0.016        0.234
4695212         $255,000.00            69.86                     0.250                    0.016          0
4695226         $567,534.41            80.00                     0.250                    0.016        0.234
4695339         $353,900.00            77.95                     0.250                    0.016          0
4695539         $279,764.76            77.7GD 3YR                0.250                    0.016        0.109
4695732         $319,724.49            80.00                     0.250                    0.016          0
4695744         $254,701.15            89.99           17        0.250                    0.016        0.484
4695785         $306,332.69            80.00                     0.250                    0.016        0.234
4695791         $244,822.67            89.74           17        0.250                    0.016        0.859
4695804         $271,900.00            85.00           06        0.250                    0.016          0
4695832         $369,000.00            90.00           12        0.250                    0.016        0.109
4696005         $340,000.00            80.00                     0.250                    0.016        0.234
4696013         $242,805.67            90.00                     0.250                    0.016        0.359
4696110         $275,500.00            95.0GD 5YR                0.250                    0.016        0.859
4696140         $353,600.00            80.00                     0.250                    0.016          0
4696234         $298,742.57            79.73                     0.250                    0.016          0
4696331         $330,272.30            79.99                     0.250                    0.016        0.109
4696366         $248,590.98            80.00                     0.250                    0.016        0.109
4696395         $487,599.99            80.00                     0.250                    0.016        0.234
4696406         $260,000.00            89.66                     0.250                    0.016        0.359
4696413         $580,000.00            79.67                     0.250                    0.016          0
4696902         $269,794.54            90.00                     0.250                    0.016        0.609
4696905         $400,000.00            71.43                     0.250                    0.016          0
4697085         $294,700.00            79.9GD 3YR                0.250                    0.016          0
4697217         $232,784.19            69.97                     0.250                    0.016          0
4697247         $259,786.88            80.00                     0.250                    0.016        0.234
4697282         $280,000.00            80.00                     0.250                    0.016        0.359
4697360         $305,000.00            79.43                     0.250                    0.016          0
4697693         $290,000.00            80.00                     0.250                    0.016          0
4697774         $375,651.74            80.00                     0.250                    0.016          0
4697860         $298,800.00            90.00           06        0.250                    0.016        0.109
4697910         $417,240.45            80.00                     0.250                    0.016          0
4697912         $359,704.91            67.29                     0.250                    0.016        0.234
4697924         $456,000.00            80.00                     0.250                    0.016          0
4697941         $300,541.01            80.00                     0.250                    0.016          0
4698013         $247,000.00            86.06           06        0.250                    0.016          0
4698188         $227,800.00            85.00                     0.250                    0.016        0.109
4698473         $280,000.00            61.54                     0.250                    0.016          0
4698484         $270,549.06            95.00                     0.250                    0.016        0.734
4698521         $299,735.31            61.86                     0.250                    0.016          0
4698583         $299,722.14            75.95                     0.250                    0.016          0
4698601         $231,000.00            72.64                     0.250                    0.016          0
4698694         $255,365.04            95.00                     0.250                    0.016        0.859
4698778         $250,000.00            55.31                     0.250                    0.016          0
4699011         $360,000.00            80.00                     0.250                    0.016          0
4699054         $314,800.00            80.00                     0.250                    0.016          0
4699240         $326,500.00            89.9GD 3YR                0.250                    0.016          0
4699370         $261,700.00            89.9GD 7YR      06        0.250                    0.016          0
4699378         $239,900.00            79.99                     0.250                    0.016        0.109
4699510         $234,000.00            90.00                     0.250                    0.016        0.109
4699515         $239,250.00            84.99           06        0.250                    0.016        0.109
4699713         $273,600.00            80.00                     0.250                    0.016        0.109
4699752         $234,650.00            95.00                     0.250                    0.016        0.609
4699755         $299,754.09            61.48                     0.250                    0.016        0.234
4699910         $277,783.12            90.00                     0.250                    0.016        0.484
4699918         $216,081.31            80.00                     0.250                    0.016        0.484
4699993         $298,392.87            79.99                     0.250                    0.016          0
4700002         $305,600.00            80.00                     0.250                    0.016          0
4700093         $264,000.00            68.57                     0.250                    0.016          0
4701059         $285,000.00            55.56                     0.250                    0.016          0
4701220         $260,000.00            80.00                     0.250                    0.016          0
4701526         $311,737.88            60.00                     0.250                    0.016        0.109
4701626         $440,800.00            80.0GD 3YR                0.250                    0.016          0
4701708         $264,900.00            76.8GD 3YR                0.250                    0.016        0.359
4701729         $237,000.00            84.64           06        0.250                    0.016          0
4701882         $342,000.00            90.00                     0.250                    0.016        0.109
4701964         $400,000.00            72.86                     0.250                    0.016          0
4702040         $294,758.20            74.68                     0.250                    0.016        0.234
4702143         $416,649.66            56.35                     0.250                    0.016        0.109
4702180         $294,000.00            70.00                     0.250                    0.016          0
4702238         $301,500.00            90.00                     0.250                    0.016        0.234
4702291         $315,000.00            90.00                     0.250                    0.016        0.109
4703005         $243,900.00            90.00                     0.250                    0.016          0
4703305         $284,766.38            68.67                     0.250                    0.016        0.234
4703341         $258,771.49            78.72                     0.250                    0.016          0
4703647         $382,500.00            90.00           06        0.250                    0.016        0.109
4703909         $288,000.00            80.0GD 6YR                0.250                    0.016          0
4704062         $266,500.00            83.8GD 3YR                0.250                    0.016        0.484
4704460         $256,000.00            80.00                     0.250                    0.016        0.234
4704783         $250,000.00            78.13                     0.250                    0.016        0.109
4704898         $300,000.00            89.55           06        0.250                    0.016        0.234
4704908         $368,000.00            80.00                     0.250                    0.016        0.359
4705096         $443,900.00            80.00                     0.250                    0.016        0.109
4705250         $363,678.84            80.00                     0.250                    0.016          0
4705425         $261,380.22            80.00                     0.250                    0.016        0.109
4706212         $245,817.43            74.55                     0.250                    0.016        0.734
4706445         $258,382.74            79.99                     0.250                    0.016        0.109
4706452         $399,647.09            59.70                     0.250                    0.016          0
4706658         $251,000.00            79.94                     0.250                    0.016          0
4706713         $250,004.82            90.00                     0.250                    0.016        0.484
4706950         $393,600.00            80.00                     0.250                    0.016          0
4707365         $320,850.00            90.00                     0.250                    0.016        0.234
4707548         $450,000.00            71.43                     0.250                    0.016        0.234
4707705         $297,900.00            90.00                     0.250                    0.016          0
4708205         $257,689.00            79.68                     0.250                    0.016        0.109
4708237         $295,000.00            74.03                     0.250                    0.016          0
4708840         $500,000.00            72.99                     0.250                    0.016        0.109
4709658         $327,744.13            80.00                     0.250                    0.016        0.484
4710236         $353,000.00            72.19                     0.250                    0.016          0
4710594         $262,400.00            80.00                     0.250                    0.016          0
4710609         $264,000.00            80.00                     0.250                    0.016        0.109
4710694         $420,000.00            80.00                     0.250                    0.016        0.109
4710785         $610,000.00            73.94                     0.250                    0.016        0.109
4711359         $275,500.00            95.00           17        0.250                    0.016        0.109
4711723         $250,000.00            66.14                     0.250                    0.016          0
4713167         $308,000.00            80.00                     0.250                    0.016          0
4713387         $340,000.00            68.28                     0.250                    0.016        0.484
4713621         $238,500.00            90.00           06        0.250                    0.016        0.109
4714078         $235,000.00            78.33                     0.250                    0.016          0
4715018         $750,000.00            62.50                     0.250                    0.016        0.109
4715784         $240,000.00            77.42                     0.250                    0.016          0
4716291         $148,375.24            90.00           12        0.250                    0.016        0.109
4717495         $423,252.13            80.00                     0.250                    0.016        0.609
4717502         $324,750.00            79.99                     0.250                    0.016          0
4717564         $399,389.38            80.00                     0.250                    0.016        0.609
4717603         $350,450.73            79.99                     0.250                    0.016        0.484
4717853         $282,600.00            94.99                     0.250                    0.016        0.984
6408338         $253,056.03            94.98           33        0.250                    0.016        1.234
6507679         $352,749.75            90.00           33        0.250                    0.016        0.984

              $237,337,251.38

                                  EXHIBIT F-3

            [Schedule of Mortgage Loans Services by Other Servicers]

NASCOR
NMI / 1998-09 Exhibit F-3 (Part A)
20 & 30 YEAR FIXED RATE RELOCATION LOANS


                                                                                 NET
MORTGAGE                                                         MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                          ZIP     PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO     MATURITY
NUMBER                CITY           STATE    CODE      TYPE       RATE         RATE       PAYMENT    MATURITY      DATE

4628824       MONTGOMERY              NJ     08558      SFD        7.500        6.500     $1,748.04     360       1-Jul-27
4636954       POTOMAC                 MD     20854      SFD        7.375        6.500     $5,525.41     360       1-Oct-27
4649676       RALEIGH                 NC     27615      SFD        6.750        6.484     $1,971.74     360       1-Dec-27
4650634       HUNTINGTON BEACH        CA     92648      SFD        7.000        6.500     $1,889.46     360       1-Jan-28
4658212       WESTPORT                CT     06880      SFD        7.125        6.500     $4,716.03     360       1-Sep-27
4658222       DARIEN                  CT     06820      SFD        7.000        6.500     $5,588.55     360       1-Oct-27
4658422       RYE                     NY     10580      SFD        7.625        6.500     $2,831.18     360       1-Oct-27
4658500       NEW PROVIDENCE          NJ     07974      SFD        7.375        6.500     $1,640.36     360       1-Sep-27
4665552       WAXAHACHIE              TX     75165      SFD        6.875        6.500      $815.25      360       1-Oct-27
4665561       ALPHARETTA              GA     30004      SFD        7.125        6.500     $1,509.81     360       1-Sep-27
4665569       WASHINGTON              DC     20008      THS        7.125        6.500     $2,199.02     360       1-Sep-27
4665601       MOORESVILLE             NC     28115      SFD        7.000        6.500     $2,360.50     360       1-Oct-27
4666000       WILMETTE                IL     60091      SFD        6.875        6.500     $3,690.30     360       1-Dec-27
4667891       NORTH BEND              WA     98045      SFD        7.000        6.500     $1,493.28     360       1-Dec-27
4668010       THOUSAND OAKS           CA     91362      SFD        6.625        6.359     $1,760.86     360       1-Dec-27
4668030       WADSWORTH               IL     60083      SFD        7.250        6.500     $2,217.08     360       1-Jan-28
4670644       WESTON                  FL     33332      SFD        7.000        6.500     $1,745.76     360       1-Dec-27
4671620       UNION                   KY     41091      SFD        6.750        6.484     $1,604.73     360       1-Jan-28
4674430       FEDERAL WAY             WA     98023      SFD        7.000        6.500     $1,543.51     360       1-Jan-28
4677576       ALPHARETTA              GA     30202      SFD        6.750        6.484     $1,842.02     360       1-Jan-28
4677926       OXFORD                  OH     45056      SFD        6.875        6.500     $1,665.98     360       1-Jan-28
4677979       ALPINE                  UT     84004      SFD        6.875        6.500     $2,299.26     360       1-Dec-27
4678293       ATLANTA                 GA     30318      SFD        6.750        6.484     $1,615.01     360       1-Jan-28
4679409       HINCKLEY                OH     44233      SFD        6.875        6.500     $1,911.67     360       1-Feb-28
4681675       RICHMOND                VA     23233      SFD        6.750        6.484     $1,707.12     360       1-Dec-27
4683563       CHICAGO                 IL     60657      LCO        6.750        6.484     $1,491.78     360       1-Feb-28
4688629       ENCINITAS               CA     92024      PUD        7.625        6.500     $2,887.80     360       1-May-27
4690033       AUGUSTA                 GA     30909      SFD        6.750        6.484     $1,997.69     360       1-Feb-28
4690324       HUMMELSTOWN             PA     17036      SFD        7.625        6.500     $1,642.09     360       1-Jan-28
4690845       SAN JOSE                CA     95136      SFD        7.500        6.500     $2,045.21     360       1-Feb-28
4698030       RIDGEFIELD              CT     06877      SFD        6.500        6.234     $1,643.38     360       1-Feb-28
4699130       LIVERMORE               CA     94550      SFD        7.125        6.500     $2,259.32     360       1-Dec-27
4699135       DECATUR                 AL     35603      SFD        7.000        6.500      $665.31      360       1-Nov-27
4699325       MASON                   OH     45040      SFD        6.500        6.234     $1,580.18     360       1-Feb-28
4702828       PERRYSBURG              OH     43551      SFD        6.750        6.484      $768.59      360       1-Jan-28
4702845       FINDLAY                 OH     45840      SFD        6.750        6.484     $1,450.53     360       1-Jan-28
4702904       FAIRVIEW                TX     75069      SFD        7.000        6.500     $2,426.36     360       1-Nov-27
4702927       HUNTINGTON BEACH        CA     92648      SFD        7.250        6.500     $3,382.92     360       1-Dec-27
4702966       WESTERVILLE             OH     43082      SFD        6.875        6.500     $1,464.96     360       1-Nov-27
4702983       APOPKA                  FL     32712      SFD        6.750        6.484      $986.52      360       1-Jan-28
4703003       N POTOMAC               MD     20878      SFD        6.875        6.500     $2,496.33     360       1-Jan-28
4703629       MORRISVILLE             NC     27560      SFD        7.250        6.500     $1,572.42     360       1-Jan-28
4703636       CHARLOTTE               NC     28270      SFD        6.750        6.484     $1,800.51     360       1-Jan-28
4703675       LIVERMORE               CA     94550      SFD        7.125        6.500     $2,041.04     360       1-Nov-27
4704104       MONTGOMERY              NJ     08558      SFD        7.500        6.500     $2,307.41     360       1-Aug-27
4704143       YARDLEY                 PA     19067      SFD        7.500        6.500     $1,873.55     360       1-Aug-27
4704190       FLEMINGTON              NJ     08822      SFD        7.500        6.500     $1,701.19     360       1-Nov-27
4704216       NESHANIC                NJ     08853      SFD        7.500        6.500     $1,622.88     360       1-Sep-27
4704236       ALPHARETTA              GA     30202      SFD        7.500        6.500     $2,377.33     360       1-Aug-27
4704250       LAS FLORES              CA     92688      SFD        7.500        6.500     $1,780.21     360       1-Aug-27
4704263       BERKELEY HEIGHTS        NJ     07922      SFD        7.500        6.500     $2,796.86     360       1-Aug-27
4704301       BRIDGEWATER             NJ     08807      SFD        7.500        6.500     $2,041.71     360       1-Oct-27
4704323       DANBORO                 PA     18916      SFD        7.500        6.500     $2,217.91     360       1-Jan-28
4704327       MARSHFIELD              MA     02050      SFD        7.500        6.500     $1,713.08     360       1-Sep-27
4704337       PLACENTIA               CA     92870      SFD        7.500        6.500     $1,689.31     360       1-Nov-27
4704357       FLEMINGTON              NJ     08822      SFD        7.500        6.500     $2,097.65     360       1-Nov-27
4704373       MCKINNEY                TX     75070      SFD        7.500        6.500     $1,622.18     360       1-Nov-27
4704382       DANA POINT              CA     92629      SFD        7.500        6.500     $2,622.06     360       1-Aug-27
4704388       SAN RAMON               CA     94583      SFD        7.500        6.500     $2,153.59     360       1-Aug-27
4704509       FLEMINGTON              NJ     08822      SFD        7.500        6.500     $2,198.69     360       1-Oct-27
4704512       GLENN ALLEN             VA     23060      SFD        7.500        6.500     $1,678.12     360       1-Aug-27
4704526       SPRINGFIELD             NJ     07081      SFD        7.500        6.500     $1,713.08     360       1-Aug-27
4704528       NASHVILLE               TN     37221      SFD        7.500        6.500     $1,908.86     360       1-Aug-27
4705459       DANVILLE                CA     94526      SFD        7.250        6.500     $2,271.65     360       1-Jan-28
4705468       COLLEYVILLE             TX     76034      SFD        7.625        6.500     $1,688.09     360       1-Jan-28
4705809       LOVELAND                OH     45140      SFD        7.500        6.500     $2,011.65     360       1-Aug-27
4715644       TULSA                   OK     74137      SFD        7.125        6.500     $1,722.03     360       1-Nov-27
4715655       SHELTON                 CT     06484      SFD        6.750        6.484     $1,576.10     360       1-Feb-28
4715666       WACO                    TX     76712      SFD        6.875        6.500     $1,504.70     360       1-Jan-28
4715675       TOWNSHIP OF WASHINGTON  NJ     07853      SFD        6.875        6.500     $1,658.42     360       1-Jan-28
4715679       PARADISE VALLEY         AZ     85253      SFD        7.125        6.500     $2,694.88     360       1-Nov-27
4715689       EAGLE VAIL              CO     81620      SFD        7.625        6.500     $1,722.42     360       1-Dec-27
4715697       WILTON                  CT     06897      SFD        7.125        6.500     $3,031.74     360       1-Dec-27
4715706       SOUTHBURY               CT     06488      SFD        7.125        6.500     $2,052.15     360       1-Sep-27
4715797       LAGUNA BEACH            CA     92651      SFD        7.250        6.500     $1,705.45     360       1-Nov-27
4716012       WASHINGTON DC           DC     20008      SFD        7.000        6.500     $2,634.60     360       1-Nov-27
4716036       MAHWAH                  NJ     07430      SFD        8.250        6.500     $2,667.00     360       1-Jan-28
4716037       HARDING TOWNSHIP        NJ     07960      SFD        7.125        6.500     $4,716.03     360       1-Nov-27
4716105       ALPHARETTA              GA     30202      SFD        7.000        6.500     $1,745.76     360       1-Nov-27
4716108       RANDOLPH                NJ     07869      SFD        7.000        6.500     $2,038.49     360       1-Jan-28
4716140       SUNNYVALE               CA     94087      SFD        7.500        6.500     $2,377.33     360       1-Nov-27
4716169       NEW YORK                NY     10013      HCO        6.875        6.500     $2,049.62     360       1-Jan-28
4716226       VALRICO                 FL     33594      SFD        7.250        6.500     $1,921.01     360       1-Oct-27
4716456       PASADENA                CA     91104      SFD        7.625        6.500     $1,811.96     360       1-Sep-27
4716499       RICHMOND                VA     23229      SFD        6.875        6.500     $1,576.63     360       1-Dec-27
4716523       SAN JOSE                CA     95124      SFD        7.375        6.500     $1,961.52     360       1-Dec-27
4716538       COLTS NECK              NJ     07722      SFD        7.125        6.500     $1,606.82     360       1-Dec-27
4716547       APPLE VALLEY            MN     55124      SFD        7.375        6.500     $1,830.29     360       1-Oct-27
4716556       THOUSAND OAKS           CA     91360      SFD        7.250        6.500     $1,671.34     360       1-Dec-27
4716581       LARKSPUR                CA     94939      SFD        7.500        6.500     $2,901.75     360       1-Dec-27
4716594       HERMOSA BEACH           CA     90254      LCO        7.125        6.500     $2,376.55     360       1-Dec-27
4716626       SAINT LOUIS             MO     63124      SFD        7.500        6.500     $2,971.67     360       1-Oct-27
4716631       CHAPEL HILL             NC     27516      SFD        7.250        6.500     $1,875.98     360       1-Dec-27
4716641       ALPHARETTA              GA     30022      SFD        7.000        6.500     $1,657.94     360       1-Dec-27
4716651       HOLMDEL                 NJ     07733      SFD        7.125        6.500     $1,953.78     360       1-Jan-28
4716664       HATBORO                 PA     19040      SFD        7.375        6.500     $1,686.29     360       1-Oct-27
4716682       SCOTTSDALE              AZ     85260      SFD        7.125        6.500     $2,498.15     360       1-Oct-27
4716704       BEAUMONT                TX     77706      SFD        7.000        6.500     $1,703.18     360       1-Dec-27
4716716       BROADVIEW HEIGHTS       OH     44147      SFD        7.000        6.500     $1,621.35     360       1-Dec-27
4716729       SIERRA MADRE            CA     91024      SFD        7.250        6.500     $1,910.10     360       1-Dec-27
4716744       COMMERCE TOWNSHIP       MI     48382      SFD        7.000        6.500     $1,530.20     360       1-Oct-27
4716765       BARRINGTON              IL     60010      SFD        7.000        6.500     $1,896.12     360       1-Dec-27
4716777       FREDERICK               MD     21701      SFD        7.250        6.500     $1,735.46     360       1-Oct-27
4716799       ALBUQUERQUE             NM     87122      SFD        7.250        6.500     $1,596.30     360       1-Nov-27
4716806       VIENNA                  VA     22182      SFD        7.000        6.500     $2,097.04     360       1-Nov-27
4716812       WESTMONT                IL     60559      SFD        7.125        6.500     $2,021.16     360       1-Oct-27
4716814       RANDOLPH                NJ     07869      SFD        7.500        6.500     $1,838.94     360       1-Oct-27
4716827       BRONXVILLE              NY     10708      SFD        6.875        6.500     $2,049.62     360       1-Nov-27
4716828       ALISO VIEJO             CA     92656      SFD        7.500        6.500     $1,678.12     360       1-Oct-27
4719105       BRYN MAWR               PA     19010      SFD        7.250        6.500     $2,592.27     360       1-Jan-28
4719115       RENO                    NV     89509      SFD        7.000        6.500     $1,829.59     360       1-Dec-27
4719134       CRANBURY                NJ     08512      SFD        7.375        6.500     $1,899.36     360       1-Nov-27
4719147       MCDONALD                TN     37353      SFD        6.875        6.500     $1,518.82     360       1-Dec-27
4719176       RANCH SANTA MARGARITA   CA     92688      SFD        7.375        6.500     $1,926.98     360       1-Jan-28
4719186       EDGEWOOD                KY     41017      SFD        7.000        6.500     $1,665.92     360       1-Nov-27
4719206       HOUSTON                 TX     77005      SFD        7.500        6.500     $4,083.42     360       1-Oct-27
4719299       WEST CHESTER            PA     19380      SFD        6.875        6.500     $1,642.32     360       1-Nov-27
4719307       WHITEHOUSE STATION      NJ     08889      SFD        7.375        6.500     $2,279.23     360       1-Sep-27
4719318       FLEMINGTON              NJ     08822      SFD        7.250        6.500     $2,101.10     360       1-Dec-27
4719359       BELLE MEAD              NJ     08502      SFD        7.875        6.500     $1,957.69     360       1-Nov-27
4719361       LANCASTER               PA     17601      SFD        7.000        6.500     $2,062.44     360       1-Jan-28
4719368       BLOOMINGTON             MN     55438      SFD        7.000        6.500     $2,993.87     360       1-Sep-27
4719376       WESTBOROUGH             MA     01581      SFD        7.000        6.500     $1,921.39     360       1-Dec-27
4719386       SOUTHLAKE               TX     76092      SFD        6.750        6.484     $1,582.58     360       1-Feb-28
4719396       PLYMOUTH                MN     55446      SFD        6.750        6.484     $1,524.21     360       1-Feb-28


COUNT:   125
WAC:     7.184886337
WAM:     356.0783233
WALTV:   76.99615399


                    CUT-OFF
MORTGAGE              DATE                            MORTGAGE                 T.O.P.       MASTER     FIXED
LOAN               PRINCIPAL                         INSURANCE    SERVICE     MORTGAGE     SERVICE    RETAINED
NUMBER              BALANCE          LTV    SUBSIDY     CODE        FEE         LOAN         FEE       YIELD

4628824           $248,482.80       70.42                          0.250                    0.016      0.734
4636954           $796,918.64       68.67                          0.250                    0.016      0.609
4649676           $303,210.36       75.25                          0.250                    0.016      0.000
4650634           $283,533.06       80.00                          0.250                    0.016      0.234
4658212           $692,803.13       73.68                          0.250                    0.016      0.359
4658222           $836,516.84       65.40                          0.250                    0.016      0.234
4658422           $398,533.93       74.21                          0.250                    0.016      0.859
4658500           $236,398.85       79.83                          0.250                    0.016      0.609
4665552           $123,530.99       89.99                06        0.250                    0.016      0.109
4665561           $223,008.62       79.97                          0.250                    0.016      0.359
4665569           $324,810.45       80.00                          0.250                    0.016      0.359
4665601           $353,328.77       79.73                          0.250                    0.016      0.234
4666000           $560,326.06       75.00                          0.250                    0.016      0.109
4667891           $223,894.81       88.21                06        0.250                    0.016      0.234
4668010           $274,268.08       58.89                          0.250                    0.016      0.000
4668030           $324,491.39       76.69                          0.250                    0.016      0.484
4670644           $261,750.95       80.00                          0.250                    0.016      0.234
4671620           $246,987.76       90.00                33        0.250                    0.016      0.000
4674430           $231,618.53       80.00                          0.250                    0.016      0.234
4677576           $283,509.58       80.00                          0.250                    0.016      0.000
4677926           $253,172.66       80.00                          0.250                    0.016      0.109
4677979           $349,112.78       79.56                          0.250                    0.016      0.109
4678293           $248,570.03       66.76                          0.250                    0.016      0.000
4679409           $290,755.52       66.14                          0.250                    0.016      0.109
4681675           $262,516.31       80.00                          0.250                    0.016      0.000
4683563           $229,750.18       79.52                          0.250                    0.016      0.000
4688629           $404,961.12       80.00                          0.250                    0.016      0.859
4690033           $307,734.81       80.00                          0.250                    0.016      0.000
4690324           $231,663.09       80.00                          0.250                    0.016      0.859
4690845           $292,282.92       90.00                          0.250                    0.016      0.734
4698030           $259,764.95       67.53                          0.250                    0.016      0.000
4699130           $334,540.68       79.99                          0.250                    0.016      0.359
4699135            $99,669.21       67.34                          0.250                    0.016      0.234
4699325           $249,773.99       87.72                17        0.250                    0.016      0.000
4702828           $118,062.66       65.11                          0.250                    0.016      0.000
4702845           $223,253.81       79.59                          0.250                    0.016      0.000
4702904           $361,630.90       74.73                          0.250                    0.016      0.234
4702927           $494,732.40       79.98                          0.250                    0.016      0.484
4702966           $222,244.11       78.25                          0.250                    0.016      0.109
4702983           $151,837.35       89.47                06        0.250                    0.016      0.000
4703003           $379,058.36       79.17                          0.250                    0.016      0.109
4703629           $230,139.28       62.30                          0.250                    0.016      0.484
4703636           $277,120.64       80.00                          0.250                    0.016      0.000
4703675           $301,923.76       80.00                          0.250                    0.016      0.359
4704104           $328,253.15       68.75                          0.250                    0.016      0.734
4704143           $266,531.58       74.02                          0.250                    0.016      0.734
4704190           $242,570.95       89.78                06        0.250                    0.016      0.734
4704216           $231,050.20       65.38                          0.250                    0.016      0.734
4704236           $338,200.23       79.44                          0.250                    0.016      0.734
4704250           $253,252.21       79.86                          0.250                    0.016      0.734
4704263           $397,882.61       65.04                          0.250                    0.016      0.734
4704301           $290,902.82       78.92                          0.250                    0.016      0.734
4704323           $316,727.71       79.30                          0.250                    0.016      0.734
4704327           $243,891.83       49.49                          0.250                    0.016      0.734
4704337           $240,876.01       80.00                          0.250                    0.016      0.734
4704357           $299,101.02       61.22                          0.250                    0.016      0.734
4704373           $231,304.79       72.50                          0.250                    0.016      0.734
4704382           $372,882.17       71.16                          0.250                    0.016      0.734
4704388           $306,246.53       70.00                          0.250                    0.016      0.734
4704509           $313,268.43       80.00                          0.250                    0.016      0.734
4704512           $238,729.55       72.73                          0.250                    0.016      0.734
4704526           $243,697.16       64.47                          0.250                    0.016      0.734
4704528           $271,554.86       75.52                          0.250                    0.016      0.734
4705459           $332,196.96       90.00                13        0.250                    0.016      0.484
4705468           $238,153.66       89.33                11        0.250                    0.016      0.859
4705809           $286,177.02       79.92                          0.250                    0.016      0.734
4715644           $254,775.07       80.00                          0.250                    0.016      0.359
4715655           $242,790.78       90.00                11        0.250                    0.016      0.000
4715666           $228,664.03       79.98                          0.250                    0.016      0.109
4715675           $252,024.60       89.99                01        0.250                    0.016      0.109
4715679           $398,709.04       52.02                          0.250                    0.016      0.359
4715689           $242,667.29       78.00                          0.250                    0.016      0.859
4715697           $448,913.99       90.00                01        0.250                    0.016      0.359
4715706           $303,116.61       89.98                13        0.250                    0.016      0.359
4715797           $249,212.77       94.34                11        0.250                    0.016      0.484
4716012           $394,690.20       80.00                          0.250                    0.016      0.234
4716036           $354,545.70       79.78                          0.250                    0.016      1.484
4716037           $697,740.86       61.40                          0.250                    0.016      0.359
4716105           $261,066.39       80.00                          0.250                    0.016      0.234
4716108           $305,896.22       80.00                          0.250                    0.016      0.234
4716140           $338,981.18       74.73                          0.250                    0.016      0.734
4716169           $311,474.26       80.00                          0.250                    0.016      0.109
4716226           $280,488.27       85.33                12        0.250                    0.016      0.484
4716456           $254,870.42       80.00                          0.250                    0.016      0.859
4716499           $239,391.63       66.67                          0.250                    0.016      0.109
4716523           $283,347.70       74.54                          0.250                    0.016      0.609
4716538           $237,722.63       90.00                11        0.250                    0.016      0.359
4716547           $263,979.32       93.31                01        0.250                    0.016      0.609
4716556           $244,423.13       62.66                          0.250                    0.016      0.484
4716581           $413,970.22       74.77                          0.250                    0.016      0.734
4716594           $351,898.67       85.00                13        0.250                    0.016      0.359
4716626           $423,403.06       71.43                          0.250                    0.016      0.734
4716631           $274,352.56       73.33                          0.250                    0.016      0.484
4716641           $248,583.61       88.37                01        0.250                    0.016      0.234
4716651           $289,534.82       59.79                          0.250                    0.016      0.359
4716664           $243,209.59       95.00                13        0.250                    0.016      0.609
4716682           $369,299.66       90.00                12        0.250                    0.016      0.359
4716704           $255,276.80       80.00                          0.250                    0.016      0.234
4716716           $243,097.20       79.98                          0.250                    0.016      0.234
4716729           $279,004.61       80.00                          0.250                    0.016      0.484
4716744           $228,315.81       75.25                          0.250                    0.016      0.234
4716765           $284,288.13       95.00                12        0.250                    0.016      0.234
4716777           $253,395.63       80.00                          0.250                    0.016      0.484
4716799           $233,026.26       79.32                          0.250                    0.016      0.484
4716806           $314,157.43       80.00                          0.250                    0.016      0.234
4716812           $298,786.12       62.89                          0.250                    0.016      0.359
4716814           $262,011.77       89.91                11        0.250                    0.016      0.734
4716827           $310,940.79       80.00                          0.250                    0.016      0.109
4716828           $230,682.73       80.00                          0.250                    0.016      0.734
4719105           $379,405.33       80.00                          0.250                    0.016      0.484
4719115           $274,319.78       75.34                          0.250                    0.016      0.234
4719134           $273,616.30       75.86                          0.250                    0.016      0.609
4719147           $230,613.94       80.00                          0.250                    0.016      0.109
4719176           $278,574.10       90.00                01        0.250                    0.016      0.609
4719186           $249,571.78       78.25                          0.250                    0.016      0.234
4719206           $581,805.64       80.00                          0.250                    0.016      0.734
4719299           $249,152.64       56.18                          0.250                    0.016      0.109
4719307           $328,469.86       62.26                          0.250                    0.016      0.609
4719318           $307,274.83       80.00                          0.250                    0.016      0.484
4719359           $269,249.40       72.97                          0.250                    0.016      1.109
4719361           $309,490.30       79.69                          0.250                    0.016      0.234
4719368           $447,754.22       78.95                          0.250                    0.016      0.234
4719376           $288,085.69       80.00                          0.250                    0.016      0.234
4719386           $243,789.92       80.00                          0.250                    0.016      0.000
4719396           $234,797.67       79.66                          0.250                    0.016      0.000

                 $37,928,345.53

MORTGAGE                                                      NMI
LOAN                                                          LOAN
NUMBER                        SERVICER                       SELLER


4628824         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4636954         NATIONAL CITY MORTGAGE CO.         NATIONAL CITY MORTGAGE CO.
4649676         GREAT FINANCIAL BANK               GREAT FINANCIAL BANK
4650634         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4658212         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4658222         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4658422         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4658500         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4665552         NATIONAL CITY MORTGAGE CO.         NATIONAL CITY MORTGAGE CO.
4665561         NATIONAL CITY MORTGAGE CO.         NATIONAL CITY MORTGAGE CO.
4665569         NATIONAL CITY MORTGAGE CO.         NATIONAL CITY MORTGAGE CO.
4665601         NATIONAL CITY MORTGAGE CO.         NATIONAL CITY MORTGAGE CO.
4666000         GREAT FINANCIAL BANK               GREAT FINANCIAL BANK
4667891         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4668010         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4668030         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4670644         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4671620         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4674430         GREAT FINANCIAL BANK               GREAT FINANCIAL BANK
4677576         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4677926         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4677979         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4678293         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4679409         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4681675         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4683563         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4688629         GMAC MORTGAGE CORP. OF PA          GMAC MORTGAGE CORP. OF PA
4690033         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4690324         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4690845         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4698030         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4699130         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4699135         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4699325         HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
4702828         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4702845         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4702904         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4702927         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4702966         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4702983         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4703003         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4703629         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4703636         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4703675         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4704104         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704143         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704190         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704216         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704236         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704250         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704263         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704301         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704323         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704327         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704337         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704357         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704373         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704382         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704388         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704509         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704512         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704526         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4704528         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4705459         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4705468         NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4705809         GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
4715644         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715655         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715666         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715675         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715679         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715689         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715697         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715706         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4715797         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716012         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716036         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716037         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716105         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716108         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716140         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716169         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716226         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716456         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716499         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716523         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716538         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716547         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716556         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716581         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716594         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716626         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716631         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716641         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716651         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716664         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716682         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716704         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716716         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716729         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716744         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716765         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716777         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716799         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716806         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716812         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716814         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716827         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4716828         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719105         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719115         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719134         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719147         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719176         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719186         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719206         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719299         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719307         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719318         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719359         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719361         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719368         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719376         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719386         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
4719396         CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.



COUNT:   125
WAC:     7.184886337
WAM:     356.0783233
WALTV:   76.99615399

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information

         Name of Mortgagor:                 _____________________________

         Servicer
         Loan No.:                          _____________________________

Custodian/Trustee

         Name:                              _____________________________

         Address:                           _____________________________

                                            _____________________________
         Custodian/Trustee
         Mortgage File No.:                 _____________________________

Seller

         Name:                              _____________________________

         Address:                           _____________________________

                                            _____________________________

         Certificates:                      Mortgage Pass-Through Certificates,
                                            Series 1998-9


                  The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1998-9, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 30, 1998 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( )   Promissory Note dated  ______________,  199__, in the original principal sum of $___________,  made by  ____________________,  payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on  _____________________ as instrument no. ___________
in the County Recorder's Office of the County of ____________________, State of _______________________ in book/reel/docket ____________________
of official records at page/image ____________.

( ) Deed of Trust recorded on ____________________ as instrument no. _________________ in the County Recorder's Office of the County of
___________________,    State   of    _________________    in   book/reel/docket
____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of  Trust  to the  Trustee,  recorded on ______________________________ as instrument no. ______________ in the County
Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________ .

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

The undersigned Master Servicer hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                    By:  __________________________

                                    Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                                  AFFIDAVIT PURSUANT TO SECTION
                                                  860E(e)(4) OF THE INTERNAL
                                                  REVENUE CODE OF 1986,
                                                  AS AMENDED, AND FOR
NON-ERISA INVESTORS

STATE OF        )
                ) ss:
COUNTY OF       )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-9, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

     6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                [NAME OF PURCHASER]


                                By:__________________________
                                  [Name of Officer]
                                  [Title of Officer]


                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


             Subscribed and sworn before me this __ day of , 19 __.

-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





                [Letter from Transferor of Class A-R Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1998-9, Class A-R

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                               Very truly
                                              yours, [Transferor]

                                               ----------------------

                                    EXHIBIT J




                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-9
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                    ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-9, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 30, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-9.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

     (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

     [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

     [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

     (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

     (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (A) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (B) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA,
   Section 4975 of the Code or Similar Law).

     (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

     (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

     (c)  The  Purchaser  acknowledges  that  its  Class   [A-PO][B-4][B-5][B-6]
   Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                     [PURCHASER]



                                     By:  ______________________________

                                     Its:  ______________________________

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-9
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER




                                      -------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-9, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 30, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-9.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

     Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
   there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (A) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (B) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]



                                        By:  _____________________________

                                        Its: _____________________________

                                        [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS



               National City Mortgage Company Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                   Citicorp Mortgage, Inc. Servicing Agreement

                       Great Financial Servicing Agreement

                  GMAC Mortgage Corp. of PA Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

         This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-9, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

     intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

     (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or
   (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

     (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-9. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a)      in the case of the Company,

              Norwest Bank Minnesota, National Association
              7485 New Horizon Way
              Frederick, MD  21703

              Attention:       Vice President, Master Servicing
              Phone:           301-696-7800
              Fax:             301-815-6365


     (b)      in the case of the Purchaser,





              Attention:


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

                  Section 4.07.     Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Norwest Bank Minnesota, National
                                          Association

                                          By:
                                          Name:
                                          Title:





                                          By:
                                          Name:
                                          Title:   ________________________